Exhibit 3.2
Execution Version

AURORA DIAGNOSTICS HOLDINGS, LLC

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of July 6, 2011
THE UNITS AND OTHER MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS AND OTHER MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.
CERTAIN OF THE UNITS AND OTHER MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS AND OTHER MEMBERSHIP INTERESTS. A COPY OF SUCH AGREEMENT(S) MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
AURORA DIAGNOSTICS HOLDINGS, LLC
A DELAWARE LIMITED LIABILITY COMPANY
     THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of this 6th day of July, 2011 to be effective on April 1, 2011 (the “Effective Date”) by and among the undersigned Members.
RECITALS:
     WHEREAS, Aurora Diagnostics Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), was formed on May 22, 2006 as a limited liability company in accordance with the Delaware Act for the purposes set forth herein;
     WHEREAS, on June 2, 2006, certain of the Members entered into the Limited Liability Company Agreement of Holdings LLC (the “Original Agreement”) and certain Members became Members and joined as a party to the Original Agreement subsequent thereto;
     WHEREAS, in connection with that certain Purchase Agreement (the “GSO Agreement”), dated as of the June 12, 2009, by and between GSO Special Situations Fund LP, GSO Credit Opportunities Fund (Helios), L.P., GSO Sumnostics Holding (Cayman), Ltd. and KRG Aurora Blocker, Inc. and subject to the terms thereof, (i) KRG Aurora Blocker, Inc., purchased 100% of the capital stock of GSO Sumnostics Holdings (US), Inc. and (ii) KRG Aurora Blocker, Inc. acquired certain Equity Securities from GSO Special Situations Fund LP; and immediately thereafter caused GSO Sumnostics Holdings (US), Inc. to be merged with and into KRG Aurora Blocker, Inc. with KRG Aurora Blocker, Inc. surviving the merger (“KRG”);
     WHEREAS, in connection with the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of the June 12, 2009, by and between Holdings, LLC and KRG and, subject to the terms thereof, KRG contributed $50,322,362.68 to Holdings, LLC and Holdings, LLC issued certain Equity Securities to KRG;
     WHEREAS, certain of the Members amended and restated the Original Agreement effective as of June 12, 2009 (the “Amended and Restated Agreement”) in connection with the transactions contemplated by the Securities Purchase Agreement and the GSO Agreement;
     WHEREAS, certain of the Members amended the Amended and Restated Agreement by means of the First Amendment to the Amended and Restated Limited Liability Company Agreement (the “First Amendment”), effective as of March 12, 2010, in connection with the issuance of additional Equity Securities; and
     WHEREAS, the undersigned Members now wish to amend and restate the Amended and Restated Agreement, as amended by the First Amendment, in order to simplify the capital structure of Holdings LLC in connection with a potential initial public offering of common equity securities of Holdings LLC or the Company (or, in each case, any corporate successor thereto).
     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree that the Amended and Restated Agreement, as amended by the First Amendment, shall be amended and restated in its entirety to read as follows:

ARTICLE I
DEFINITIONS
          Capitalized terms used but not otherwise defined herein shall have the following meanings:
          “Acquisition” means (i) any direct or indirect purchase or other acquisition by Holdings LLC or any of its Subsidiaries (whether now or hereafter existing) of the capital stock, other equity securities or all or substantially all of the assets of any Person or (ii) any direct or indirect purchase or other acquisition by Holdings LLC or any of its Subsidiaries (whether now or hereafter existing) of an Affiliated Practice.
          “Additional Member” means a Person admitted to Holdings LLC as a Member pursuant to Section 10.2.
          “Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to Holdings LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(l) and 1.704-2(i) (relating to Minimum Gain).
          “Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person is a partnership or limited liability company, any direct or indirect partner or member thereof.
          “Affiliated Practices” shall mean any physician-owned professional organization, association, corporation, partnership, limited liability company or other legal entity the capital shares or other equity interests of which (i) are owned of record by licensed physicians, or a revocable trust of which a licensed physician is a trustee, in each case, for the benefit of Holdings LLC or its Subsidiaries and (ii) Holdings LLC or its Subsidiaries has the right to direct the vote.
          “Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as amended, modified and waived from time to time in accordance with the terms hereof.
          “Amended and Restated Agreement” has the meaning set forth in the Recitals.
          “Applicable Tax Rate” means the combined statutory federal, state and local tax rate applicable to a hypothetical Member (assuming that such Member is an individual resident in California paying taxes at the maximum applicable statutory rates, taking into account the deductibility of state taxes, but subject to any applicable deduction limitation); provided, however, that solely for purposes of determining the Applicable Tax Rate with respect to so-called “qualified dividend” income, (i) the federal tax rate shall be reduced to take into consideration the preferential rate applicable to “qualified dividend” income (provided that the rate applied to any particular Member shall be no lower than the rate necessary to ensure that such Member and its direct or indirect equity holders have sufficient Tax Distributions with respect to such income to satisfy all withholding and tax liabilities with respect thereto; provided, that such rate cannot exceed the rate applicable to income other than “qualified dividend” income) and (ii) the state tax rate for each Member shall be the maximum applicable state statutory rate in the state in which such Member resides for state tax purposes, in the case of (i) and (ii), as applied by the Board in good faith. As a result, the Applicable Tax Rate applied to taxable income (other than “qualified dividend” income) shall be one percentage and the Applicable Tax Rate applied to “qualified dividend” income shall be another percentage and shall differ among Members.

          “Approved Sale” has the meaning set forth in Section 9.4(a).
          “Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Member pursuant to Article X.
          “Authorization Date” has the meaning set forth in Section 9.2(a).
          “Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.
          “Blocker Corps” means, collectively, the Summit Blocker Corps and the KRG Blocker Corps.
          “Board” means the Board of Managers of Holdings LLC established pursuant to Section 5.2.
          “Book Value” means, with respect to any Holdings LLC property, Holdings LLC’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Sections 1.704-l(b)(2)(iv)(d)-(g).
          “Business” means, at any particular time, the provision of anatomic pathology laboratory services and other services reasonably related thereto.
          “Capital Account” means the capital account maintained for a Member pursuant to Section 3.2.
          “Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Unitholder contributes or is deemed to have contributed with respect to any Unit pursuant to Section 3.1 or Section 3.8.
          “Certificate” means Holdings LLC’s Certificate of Formation as filed with the Secretary of State of Delaware.
          “Certificated Units” has the meaning set forth in Section 3.1(a).
          “Code” means the United States Internal Revenue Code of 1986, as amended. Such term, if elected by the Board, shall be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).
          “Common Units” means a Unit having the rights and obligations specified with respect to Common Units in this Agreement.
          “Company” means Aurora Diagnostics, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of Holdings LLC, and any successor thereto (whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).
          “Company LLC Agreement” means the Limited Liability Company Agreement of the Company, dated as of June 2, 2006, among the Company’s members, as amended, modified and waived from time to time in accordance with its terms.
          “Company Total Equity Value” means the aggregate proceeds which would be received by Holdings LLC if: (i) the assets of the Company as a going concern were sold at their Fair Market Value; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board for contingent liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1(b), all as determined by the Board. When determined in connection with a Sale of the Company, Company Total Equity Value shall be derived from the consideration paid in connection with such Sale of the Company.
          “Consulting Agreement” means that certain Consulting Agreement, dated as of June 2, 2006, by and among Holdings LLC, the Company and Haverford, as amended or modified from time to time in accordance with its terms.
          “Corporate Conversion” has the meaning set forth in Section 9.10(b).
          “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.
          “Distribution” means each distribution made by Holdings LLC to a Unitholder, whether in cash, property or securities of Holdings LLC and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (i) any redemption or repurchase by Holdings LLC of any securities of Holdings LLC in connection with the termination of employment of an employee of Holdings LLC or any of its Subsidiaries or any service provider of Holdings LLC or any of its Subsidiaries (but with it being understood that none of the Summit Investors or KRG Investors shall be deemed to be employees or service providers for purposes of this definition), and (ii) any recapitalization, exchange or conversion of securities of Holdings LLC, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units. Distributions in redemption of interests shall be treated as a distribution under Section 731(a) of the Code and not as a guaranteed payment.
          “Earnout Amount” means any amount which is owed by Holdings or any of its Subsidiaries to any Person (or any Affiliate of or successor to such Person) pursuant to any agreements (including contingent notes) entered into in connection with an Acquisition, which is (or, prior to a determination of the amount thereof, was) a contingent obligation based on the financial performance of such acquired business or practice.
          “Employment Agreement” means any employment agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement among a Management Investor and Holdings LLC and/or any of its Subsidiaries, each as amended, modified and waived from time to time, provided, however, that the Consulting Agreement shall not be an Employment Agreement under this definition.
          “Equity Agreement” has the meaning set forth in Section 3.1(b) and includes, without limitation, any option grant or similar agreement entered into pursuant to the terms of the Equity Incentive Plan or otherwise.
          “Equity Incentive Plan” means the Equity Incentive Plan of Holdings LLC dated as of July 6, 2011.
          “Equity Securities” means (i) Units (including, without limitation, Common Units) or other equity interests in Holdings LLC or the Company (including, without limitation, other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units and other equity interests in Holdings LLC or the Company and including, without limitation, any so-called “profits” interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units or other equity interests in Holdings LLC or the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire units or other equity interests in Holdings LLC or the Company.

          “Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in Holdings LLC.
          “Excluded Securityholder” has the meaning set forth in Section 3.1(c)(i).
          “Executive Manager” has the meaning set forth in Section 5.2(a)(i).
          “Exempt Transfers” has the meaning set forth in Section 9.1.
          “Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIII.
          “Family Group” means, as to any particular Person, (i) such Person’s spouse and descendants (whether natural or adopted), (ii) any trust in which not less than 80% of the beneficial interests are owned by the Persons described in clause (i) above and up to 20% of the beneficial interests are owned by the particular Person’s parents, siblings, cousins, nephews and nieces and (iii) any partnerships or limited liability companies in which not less than 80% of the equity interests are owned by the Persons described in clause (i) above and up to 20% of the equity interests are owned by the particular Person’s parents, siblings, cousins, nephews and nieces.
          “Financial Investors” has the meaning set forth in Section 6.6.
          “First Amendment” has the meaning set forth in the Recitals.
          “Fiscal Period” means any interim accounting period within a Taxable Year established by the Board and which is permitted or required by Code Section 706.
          “Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board or as required by the Code.
          “Fiscal Year” means the calendar year ending on December 31, or such other annual accounting period as may be established by the Board or as required by the Code.
          “GAAP” means United States generally accepted accounting principles, consistently applied.
          “Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
          “GSO Agreement” has the meaning set forth in the Recitals.
          “Haverford” means Haverford Capital Advisors, Inc., a Pennsylvania corporation.
          “Haverford Grounds” means (i) a Haverford Investor’s conviction or plea of no contest of or indictment on a felony or a crime involving dishonesty or fraud, which involves a material matter, with respect to Holdings LLC, the Company or any of their respective Subsidiaries, (ii) gross negligence or willful misconduct a Haverford Investor with respect to Holdings LLC, the Company or any of their respective Subsidiaries that is or could reasonably be expected to be materially harmful to Holdings LLC, the Company or any of their respective Subsidiaries, or (iii) a breach by a Haverford Investor of any provision of Section 4 (Confidential Information) or Section 5 (Restrictive Covenants of the Consulting Agreement.

          “Haverford Good Reason” means a permitted Termination by reason of Holdings LLC’s or the Company’s breach of a material term of the Consulting Agreement.
          “Haverford Investors” means Christopher Jahnle and Kirk A. Rebane and any of their respective Transferees.
          “Holdings LLC” has the meaning set forth in the Recitals.
          “Holdings Total Equity Value” means the aggregate proceeds which would be received by the Unitholders if: (i) the assets of Holdings LLC as a going concern were sold at their Fair Market Value (based on the Company Total Equity Value); (ii) Holdings LLC satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board for contingent liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1(b), all as determined by the Board. When determined in connection with a Sale of Holdings LLC, Holdings Total Equity Value shall be derived from the consideration paid in connection with such Sale of Holdings LLC.
          “HSR Act” has the meaning set forth in Section 12.7.
          “indemnified Person” has the meaning set forth in Section 6.4(a).
          “Independent Manager” has the meaning set forth in Section 5.2(a)(iii).
          “Institutional Member” means any KRG Investor or Summit Investor.
          “KRG” has the meaning set forth in the Recitals.
          “KRG Blocker Corps” means KRG and any corporations formed at any time and from time to time by any of the KRG Investors to hold directly or indirectly all or any portion of such KRG Investor’s interest in Holdings LLC.
          “KRG Equity” means (i) the Common Units held by the KRG Investors issued pursuant to this Agreement in respect of the Equity Securities initially issued pursuant to the Securities Purchase Agreement or acquired pursuant to the GSO Agreement and/or any Equity Securities issued to the KRG Investors pursuant to any Equity Agreement and any other Equity Securities owned by the KRG Investors and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting KRG Equity, such securities shall cease to be KRG Equity when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (C) redeemed or repurchased or otherwise acquired by Holdings LLC or any Subsidiary or any designee thereof or the Summit Investors.
          “KRG Funds” shall mean KRG CAPITAL FUND IV, L.P., KRG CAPITAL FUND IV-A, L.P., KRG CAPITAL FUND IV (FF), L.P., KRG CAPITAL FUND IV (PA), L.P. and KRG CO-INVESTMENT, L.L.C. so long as, with respect to each such partnership, the General Partner of such partnership is KRG Capital Management, L.P.
          “KRG Investors” means the Persons listed under the subheading titled “KRG Investors” on the Schedule of Unitholders attached hereto and any of their Transferees.
          “KRG Manager” and “KRG Managers” each has the meaning set forth in Section 5.2(a)(i).

          “KRG Proceeds Inflows” means, without duplication, the Fair Market Value of all property (excluding, for the avoidance of doubt, the Common Units received in the recapitalization consummated pursuant to this Agreement and the Recapitalization Agreement) and the amount of all cash received by the KRG Investors, their equityholders or their Affiliates subsequent to June 12, 2009, with respect to or in connection with any Equity Securities of Holdings LLC held by the KRG Investors, their equityholders or their Affiliates as of June 12, 2009 (and including the securities issued in respect thereof pursuant to this Agreement and the Recapitalization Agreement as set forth on the Schedule of Unitholders), including, without limitation all Distributions (other than Tax Distributions), proceeds or payments in connection with the Sale of Holdings LLC, the Sale of the Company, other Transfer of such Equity Securities (or securities of the KRG Blocker Corps.) or otherwise. In determining KRG Proceeds Inflows, any amounts received by the KRG Investors or their Affiliates (or any successor to or transferee of all or any portion of the assets or transferee of the equity interests of the KRG Investors) pursuant to the Management Services Agreement (other than reimbursement of out-of-pocket expenses) shall be included in the computation of KRG Proceeds Inflows.
          “KRG Proceeds Outflows” means $100,000,000.
          “KRG Return on Investment” means the quotient obtained by dividing all KRG Proceeds Inflows by all KRG Proceeds Outflows.
          “Liquidation Assets” has the meaning set forth in Section 12.2(b).
          “Liquidation FMV” has the meaning set forth in Section 12.2(b).
          “Liquidation Statement” has the meaning set forth in Section 12.2(b).
          “Liquidity Event” means a Sale of Holdings LLC or a Sale of the Company.
          “Losses” means items of Holdings LLC loss and deduction determined according to Section 3.2.
          “Majority KRG Investors” means the KRG Investors holding a majority of the Common Units then held by all of the KRG Investors.
          “Majority Management Investors” means the Management Investors holding a majority of the Common Units then held by all Management Investors.
          “Majority Summit Investors” means the Summit Investors holding a majority of the Common Units then held by all of the Summit Investors.
          “Management Equity” means (i) the Common Units held by Management Investors and any other Equity Securities issued to the Management Investors pursuant to this Agreement, the Equity Incentive Plan, and/or pursuant to any other Equity Agreements and identified on the Schedule of Unitholders under the subheading titled “Management Investors” and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Management Equity, such securities shall cease to be Management Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) redeemed or repurchased or otherwise acquired by Holdings LLC or any Subsidiary or designee thereof or any Summit Investor or forfeited to Holdings LLC.

          “Management Investors” means the Persons that may from time to time be listed under the subheading titled “Management Investors” on the Schedule of Unitholders attached hereto, the Haverford Investors, and any other Member who acquires Equity Securities after the Effective Date and/or enters into an Equity Agreement after the Effective Date pursuant to the terms of Section 3.1, and in either case also is designated as a “Management Investor” by the Board. All Members first acquiring Equity Securities under the Equity Incentive Plan shall be designated as Management Investors.
          “Management Services Agreement” means that certain Amended and Restated Management Services Agreement, dated as of June 12, 2009, by and between the Company, Summit Partners, L.P. and KRG Capital Management, L.P., as amended or modified from time to time in accordance with its terms.
          “Manager” means a current Manager on the Board, who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.
          “Member” means each of the KRG Investors, the Summit Investors, the Management Investors, each other Person listed on the Schedule of Unitholders attached hereto as of the Effective Date, and any Person admitted to Holdings LLC as a Substituted Member or Additional Member; but only for so long as such Person is shown on Holdings LLC’s books and records as the owner of one or more Units.
          “Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).
          “Net Loss” means, with respect to a Fiscal Year, the excess, if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Losses and Profits specially allocated pursuant to Sections 4.3 and 4.4).
          “Net Profit” means, with respect to a Fiscal Year, the excess, if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Sections 4.3 and 4.4).
          “Offer Notice” has the meaning set forth in Section 9.2(a).
          “Offered Units” has the meaning set forth in Section 9.2(a).
          “Original Agreement” has the meaning set forth in the Recitals.
          “Other Business” has the meaning set forth in Section 6.6.
          “Other Holders” has the meaning set forth in Section 9.3(a).
          “Permitted Transferee” means (i) with respect to any Person who is an individual, a member of such Person’s Family Group and such individual’s estate, and (ii) with respect to any Person which is an entity, any of such Person’s Affiliates (as defined in clause (i) of the definition thereof), but only for so long as such Person remains a Permitted Transferee of such Person.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.
          “Profits” means items of Holdings LLC income and gain determined according to Section 3.2.

          “Proportional Share” has the meaning set forth in Section 3.l(e)(i).
          “Public Offering” means any underwritten sale of common equity securities of Holdings LLC or the Company (or, in each case, any corporate successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.
          “Recapitalization Agreement” means that certain Recapitalization Agreement among the Members and dated as of the date hereof.
          “Regulatory Allocations” has the meaning set forth in Section 4.3(d).
          “Required Consent” has the meaning set forth in Section 9.1.
          “RFR Transferring Unitholder” has the meaning set forth in Section 9.2(a).
          “Sale of Holdings LLC” means either (i) the sale, lease, license, transfer, conveyance or other disposition (other than the pledge and/or assignment of such interest in connection with financing provided to the Company or any of its Affiliates), in one transaction or a series of related transactions, of all or substantially all of the assets of Holdings LLC, or (ii) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of Holdings LLC) the result of which is that the Unitholders immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of Holdings LLC, and the Summit Investors and the KRG Investors, in the aggregate, are no longer entitled to appoint a majority of the Managers to the Board. Notwithstanding the foregoing, (a) no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of units or otherwise) in connection with a Public Offering of Holdings LLC shall be deemed a Sale of Holdings LLC and (b) a Sale of Holdings LLC shall not include any such transaction effected by the issuance of voting securities by Holdings LLC, unless in connection with such issuance Holdings LLC either (x) redeems securities of Holdings LLC outstanding immediately prior to such issuance having a redemption price of more than 50% of the Holdings Total Equity Value immediately prior to such issuance or (y) makes a distribution upon the securities of Holdings LLC outstanding immediately prior to such issuance in an amount equal to more than 50% of the Holdings Total Equity Value immediately prior to such issuance payable otherwise than in cash out of earnings or earned surplus and other than a dividend payable solely in equity securities of Holdings LLC.
          “Sale of the Company” means either (i) the sale, lease, license, transfer, conveyance or other disposition (other than the pledge and/or assignment of such interest in connection with financing provided to the Company or any of its Affiliates), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of securities by the holders of securities of the Company) the result of which is that the holders of the Company’s outstanding voting securities immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company, and the Summit Investors and the KRG Investors, in the aggregate, are no longer entitled to appoint a majority of the managers to the Company’s board of managers. Notwithstanding the foregoing, (a) no such transaction or series of related transactions (including by way of merger, consolidation, recapitalization, reorganization, sale of units or otherwise) in connection with a Public Offering of the Company shall be deemed a Sale of the Company and (b) a Sale of the Company shall not include any such transaction effected by the issuance of voting securities by the Company, unless in connection with such issuance the Company either (x) redeems securities of the Company outstanding immediately prior to such issuance having a redemption price more than 50% of the Company Total Equity Value immediately prior to such issuance or (y) makes a distribution upon the securities of the Company outstanding immediately prior to such issuance in an amount equal to more than 50% of the Company Total Equity Value immediately prior to such issuance payable otherwise than in cash out of earnings or earned surplus and other than a dividend payable solely in equity securities of the Company.
          “Sale Notice” has the meaning set forth in Section 9.3(a).
          “Schedule of Prohibited Transferees” means the Schedule of Prohibited Transferees attached hereto as Schedule B, as amended and in effect from time to time.
          “Schedule of Unitholders” means the Schedule of Unitholders attached hereto as Schedule A, as amended and in effect from time to time.
          “Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities. Act shall be deemed to include any corresponding provisions of future law.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.
          “Securities Purchase Agreement” has the meaning set forth in the Recitals.
          “Securityholders” means, collectively, the Unitholders and the owners of one or more units of the Company as reflected on the Company’s books and records.
          “Separation” means a Management Investor (other than the Haverford Investors) ceasing to be employed by Holdings LLC, the Company, or any of their respective Subsidiaries for any reason.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, (i) references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of Holdings LLC and (ii) the term Subsidiary shall include any Affiliated Practices.
          “Substituted Member” means a Person that is admitted as a Member to Holdings LLC pursuant to Section 10.1.

          “Summit Blocker Corps” means any corporations formed at any time and from time to time by any of the Summit Investors to hold directly or indirectly all or any portion of such Summit Investor’s interest in Holdings LLC (including SV VI-B Aurora Blocker Corp and SPPE VII-B Aurora Blocker Corp).
          “Summit Equity” means the (i) the Common Units issued to the Summit Investors hereunder or pursuant to any Equity Agreement and any other Equity Securities issued to or acquired by the Summit Investors and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular securities constituting Summit Equity, such securities shall cease to be Summit Equity when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (C) redeemed or repurchased or otherwise acquired by Holdings LLC or any Subsidiary or any designee thereof.
          “Summit Funds” means Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., Summit Investors VI, L.P., Summit Partners Private Equity Fund VII-A, L.P., and Summit Partners Private Equity Fund VII-B, L.P., each a Delaware limited partnership.
          “Summit Investors” means, collectively, the Summit Funds, SV VI-B Aurora Holdings, L.P., SPPE VII-B Aurora Holdings, L.P., the Summit Blocker Corps and any of their respective Transferees.
          “Summit Manager” has the meaning set forth in Section 5.2(a)(i).
          “Summit Proceeds Inflows” means, without duplication, the Fair Market Value of all property (excluding, for the avoidance of doubt, the Common Units received in the recapitalization consummated pursuant to this Agreement and the Recapitalization Agreement) and the amount of all cash received by the Summit Investors, their equityholders or their Affiliates subsequent to June 12, 2009, with respect to or in connection with any Equity Securities of Holdings LLC held by the Summit Investors, their equityholders or their Affiliates as of as of June 12, 2009 (and including the securities issued in respect thereof pursuant to this Agreement and the Recapitalization Agreement as set forth on the Schedule of Unitholders), including, without limitation all Distributions (other than Tax Distributions), proceeds or payments in connection with the Sale of Holdings LLC, the Sale of the Company, other Transfer of such Equity Securities (or securities of the Summit Blocker Corps.) or otherwise. In determining Summit Proceeds Inflows, any amounts received by the Summit Investors or their Affiliates (or any successor to or transferee of all or any portion of the assets or transferee of the equity interests of the Summit Investors) pursuant to the Management Services Agreement (other than reimbursement of out-of-pocket expenses) shall be included in the computation of Summit Proceeds Inflows.
          “Summit Proceeds Outflows” means $114,228,224.47.
          “Summit Return on Investment” means the quotient obtained by dividing all Summit Proceeds Inflows by all Summit Proceeds Outflows.
          “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional ‘amounts in respect of the foregoing.
          “Tax Distribution” has the meaning set forth in Section 4.1(a).

          “Tax Estimation Period” means (i) the three-month period of January, February and March, (ii) the two-month period of April and May, (iii) the three-month period of June, July and August, and (iv) and the four-month period of September, October, November and December, in each case, of each year during the term of Holdings LLC, or other periods for which estimates of individual federal income tax liability are required to be made under the Code; provided that Holdings LLC’s first Tax Estimation Period shall begin on the date of this Agreement.
          “Tax Matters Partner” has the meaning set forth in Section 6231 of the Code.
          “Taxable Year” means Holdings LLC’s accounting period for federal income tax purposes determined pursuant to Section 8.1.
          “Transfer” means any sale, transfer, redemption, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest in, or Units of, Holdings LLC or capital stock of any of the Blocker Corps (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
          “Transferring Unitholder” has the meaning set forth in Section 9.3(a).
          “Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the Effective Date. Such term, if elected by the Board in its sole discretion, shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).
          “Unit” means a Unit (including a Common Unit) held by a Member or an Assignee in Holdings LLC representing a fractional part of the interests in Profits, Losses and Distributions of Holdings LLC held by all Members and Assignees having the relative rights, powers and obligations set forth in this Agreement.
          “Unitholder” means any owner of one or more Units as reflected on Holdings LLC’s books and records.
          “Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.
ARTICLE II
ORGANIZATIONAL MATTERS
          2.1 Formation of Holdings LLC. Holdings LLC was formed on May 22, 2006, pursuant to the provisions of the Delaware Act.
          2.2 Second Amended and Restated Limited Liability Company Agreement. This Second Amended and Restated Limited Liability Company Agreement is made and entered into by and among the Members and amends, replaces and restates the Amended and Restated Agreement, as amended by the First Amendment, in its entirety. The Members hereby agree that from and after the Effective Date of this Agreement, the rights, powers and obligations of the Unitholders with respect to Holdings LLC will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act (except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and such rights, powers and obligations are set forth in this Agreement in which case this Agreement shall control); provided that, notwithstanding the foregoing, Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply or be incorporated into this Agreement (but with it being understood that this proviso shall not affect the obligations of Holdings LLC under Section 7.2).
          2.3 Name. The name of Holdings LLC shall be “Aurora Diagnostics Holdings, LLC.” The Board may change the name of Holdings LLC at any time and from time to time. Notification of any such change shall be given to all Unitholders. Holdings LLC’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.
          2.4 Purpose. The purpose and business of Holdings LLC shall be to engage in any lawful acts or activities for which limited liability companies may be organized under the Delaware Act.
          2.5 Principal Office; Registered Office. The principal office of Holdings LLC shall be located at such place as the Board may from time to time designate, and all business and activities of Holdings LLC shall be deemed to have occurred at its principal office. Holdings LLC may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The address of the registered office of Holdings LLC in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of Holdings LLC) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on Holdings LLC in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.
          2.6 Term. The term of Holdings LLC commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.
          2.7 No State-Law Partnership. The Unitholders intend that Holdings LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by Holdings LLC or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that Holdings LLC shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and Holdings LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.
ARTICLE III
CAPITAL CONTRIBUTIONS
          3.1 Unitholders.
               (a) Capital Contributions; Schedule of Unitholders. The Capital Accounts of each Unitholder as of the Effective Date are as set forth on the Schedule of Unitholders under the column titled “Capital Accounts” opposite such Unitholder’s name giving effect to the recapitalization and other transactions contemplated by this Agreement and the Recapitalization Agreement. The aggregate number and class of Units owned by each Unitholder is as set forth on the Schedule of Unitholders opposite such Unitholder’s name under the applicable column, giving effect to the recapitalization contemplated by this Agreement and the Recapitalization Agreement. Holdings LLC may (but need not) issue certificates representing the Units (“Certificated Units”), and the Members agree and acknowledge that, on the Effective Date, neither the Units nor any other Equity Securities of Holdings LLC are certificated and any such previously issued certificates are hereby cancelled and void. Holdings LLC may issue fractional Units. The ownership by a Member of Common Units shall entitle such Member to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV hereof. If additional Capital Contributions are made with respect to Equity Securities issued in compliance with this Agreement, the Board or an authorized officer of Holdings LLC shall have the power to amend the Schedule of Unitholders subject to the terms of this Agreement without the further vote, act or consent of any other Person to reflect such additional Capital Contributions.
               (b) Issuance of Additional Units and Interests. Subject to compliance with Section 3.1(c) and the receipt of any approval required pursuant to Section 5.1(e), the Board shall have the right at any time and from time to time to (i) authorize and cause Holdings LLC to create and/or issue Equity Securities of Holdings LLC, in which event, all Unitholders shall be diluted in an equal manner with respect to such issuance, subject to differences, if any, in rights and preferences of different classes, groups and series of Equity Securities and (ii) amend this Agreement and/or the Schedule of Unitholders to reflect such additional issuances (and any dilution to the outstanding Equity Securities of Holdings LLC therefrom) and to make any such other amendments as it deems necessary or desirable to reflect or effectuate such additional issuances (including, without limitation, amending this Agreement to increase the number of Equity Securities of any class, group or series, to create and authorize a new class, group or series of Equity Securities and to add the terms of such new class, group or series, including economic and governance rights which may be different from, senior to or more favorable than the other existing Equity Securities), in each case without the approval or consent of any other Person. Notwithstanding the foregoing, (i) any such modification or amendment to Section 4.1(a) (Tax Distributions), Section 5.1(c) (Fiduciary Duties), Section 5.1(d) (Affiliate Transactions), Section 9.2 (Right of First Refusal), Section 9.3 (Tag Along Rights), Section 9.4 (Approved Sale) or Section 9.10 (Change in Business Form) which materially and adversely affects the rights or obligations of the Summit Investors, the KRG Investors or the Management Investors, as the case may be, shall be effective only with the written consent of the Majority Summit Investors, the Majority KRG Investors or the Majority Management Investors (to the extent the Summit Investors, the KRG Investors or the Management Investors, as the case may be, are materially and adversely affected thereby), and (ii) any such amendment which materially and adversely affects the rights or obligations of a Member in respect of any Units in a manner which is disproportionately adverse to such Member relative to such rights or obligations of other holders in respect of the Units of the same class or type shall be effective only with the written consent of those Persons who hold a majority of the class or type of Units so affected. Any Person who acquires Equity Securities may be admitted to Holdings LLC as a Member pursuant to the terms of Section 10.2. In connection with any issuance of Units or other Equity Securities, the Person who acquires such Units or other Equity Securities shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof (as this Agreement may be amended in connection therewith), and shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof (including vesting and buyback provisions) as are required by the Board (each, an “Equity Agreement”). Each Person who acquires Units or other Equity Securities shall in exchange for such Units or other Equity Securities make a Capital Contribution to Holdings LLC in an amount (if any) to be determined by the Board.
               (c) Preemptive Rights.
               (i) Except for issuances of:
               (A) The Common Units set forth on the Schedule of Unitholders as of the Effective Date;
               (B) Equity Securities in connection with debt financings, refinancings, restructurings or similar transactions entered into among Holdings LLC and/or any of its Subsidiaries and any other Persons (other than the Summit Investors and the KRG Investors) as approved by the Board;

               (C) Equity Securities upon exercise or conversion or exchange of debt securities, other Equity Securities which were issued in compliance with this Section 3.1(c) or Equity Securities which were issued in an issuance which is exempt from this Section 3.1(c);
               (D) Equity Securities issued pursuant to a Corporate Conversion effected in accordance with Section 9.10 of this Agreement or otherwise pursuant to a Public Offering;
               (E) Equity Securities issued in connection with any transactions involving Holdings LLC or the Company or any of its Subsidiaries and other Persons (other than the Summit Investors and the KRG Investors) that are deemed “strategic” transactions by the Board (including, without limitation, Equity Securities issued in connection with joint ventures and similar arrangements, in each case so long as not predominantly used for capital raising purposes) or as consideration in connection with acquisition transactions;
               (F) Equity Securities issued to officers, directors, consultants, employees or other service providers to Holdings LLC or the Company or any of its Subsidiaries pursuant to the Equity Incentive Plan or other compensation plans or arrangements; or
               (G) Units issued in connection with any Unit split, Unit dividend or recapitalization of Holdings LLC or the Company (including, for the avoidance of doubt, the recapitalization consummated pursuant to this Agreement and the Recapitalization Agreement);
if Holdings LLC sells any Equity Securities to any Person, Holdings LLC shall offer to sell to each Securityholder (other than Excluded Securityholders) a portion of such Equity Securities equal to the quotient obtained by dividing (1) the aggregate number of Units held by such Securityholder, by (2) the aggregate total number of Units then outstanding (such Securityholder’s “Proportional Share”); provided that no Securityholder who either (i) is entitled to purchase less than $10,000 of such Equity Securities after determination of such holder’s Proportional Share, (ii) is not an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder, (iii) was an employee of Holdings LLC or any of its Subsidiaries but has ceased to be such an employee (unless expressly provided otherwise in his or her applicable Equity Agreement) or (iv) agrees in the written agreement pursuant to which he or it acquires Units that he or it is not entitled to any rights under this Section 3.1(c) (any such Securityholder, an “Excluded Securityholder”) shall have any rights under this Section 3.1(c). Each such Securityholder (other than Excluded Securityholders) shall be entitled to purchase such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered to any Person; provided that if all Persons entitled to purchase or receive such Equity Securities are required to also purchase other securities of Holdings LLC, the Securityholders exercising their rights pursuant to this Section 3.1(c) shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all securities offered to such Securityholders hereunder shall be payable in the same form.
               (ii) In order to exercise its purchase rights hereunder, a Securityholder must within 15 calendar days after receipt of written notice from Holdings LLC describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment terms and such Securityholder’s Proportional Share, deliver a written notice to Holdings LLC describing such Securityholder’s election hereunder. If all of the Equity Securities offered to the Securityholders are not fully subscribed by such Securityholders, the remaining Equity Securities shall be reoffered by Holdings LLC to those Securityholders that purchase their full allotment on a pro rata basis upon the terms set forth in this Section 3.1(c), except that such Securityholders must exercise their purchase rights within 5 calendar days after receipt of such reoffer.
               (iii) Upon the expiration of the offering periods described above, Holdings LLC shall be entitled to sell such Equity Securities which such Securityholders have not elected to purchase during the 180 calendar days following such expiration at a price not less and on other terms and conditions no more favorable to the purchasers thereof than that offered to such Securityholders. Any securities offered or sold by Holdings LLC after such 180-day period must be reoffered to such Securityholders pursuant to the terms of this Section 3.1(c).
               (iv) Notwithstanding anything to the contrary set forth herein, in lieu of offering any Equity Securities to the Securityholders pursuant to the terms of this Section 3.1(c), Holdings LLC may comply with the provisions of this Section 3.1(c) by selling such Equity Securities to the Summit Investors and the KRG Investors (in proportion to their Proportional Shares) followed by an offer to sell to the Securityholders (other than Excluded Securityholders, the Summit Investors and the KRG Investors) their Proportional Share of such Equity Securities promptly after a sale to the Summit Investors and the KRG Investors and/or any of their Affiliates. In such event, for all purposes of this Section 3.1(c), each Securityholder’s Proportional Share shall be determined taking into consideration the actual number of Equity Securities sold to any other Person so as to achieve the same economic effect as if such offer would have been made prior to such sale.
               (v) The rights of the Securityholders under this Section 3.1(c) shall terminate upon the consummation of the first to occur of (A) a Public Offering or (B) a Liquidity Event. The provisions of this Section 3.1(c) may be waived on behalf of all of the Securityholders by the Majority Summit Holders and the Majority KRG Holders, each voting as a separate class.
               (d) 83(b) Elections. Within 30 days after the date a service provider (including any officer, director or employee of Holdings LLC or its Subsidiaries) is issued or granted any Units subject to a substantial risk of forfeiture, such Person shall file an election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in a form and substance satisfactory to the Board and such Person shall include a copy of such election in such Person’s tax return for that year.
               (e) Intentionally Omitted.
               (f) Certain Representations and Warranties. By executing this Agreement (or, after the Effective Date, any counterpart or joinder to this Agreement) and in connection with the prior or current issuance of Equity Securities to such Unitholder, each Unitholder represents and warrants to Holdings LLC as follows:
               (i) The Equity Securities being acquired (or previously acquired) by such Unitholder pursuant to this Agreement or otherwise will be (or have been) acquired for such Unitholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Equity Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.
               (ii) Such Unitholder is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Equity Securities and is either (A) an executive officer of Holdings LLC or a Subsidiary or Affiliate thereof or is a service provider knowledgeable about Holdings LLC and its Subsidiaries or (B) an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder.
               (iii) Such Unitholder is able to bear the economic risk of his, her or its investment in the Equity Securities for an indefinite period of time because the Equity Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on transfer.
               (iv) Such Unitholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Equity Securities and has had full access to such other information concerning Holdings LLC, the Company and their respective Subsidiaries and Affiliates as he, she or it has requested.
               (v) Such Unitholder has received and carefully read a copy of this Agreement. This Agreement constitutes the legal, valid and binding obligation of such Unitholder, enforceable in accordance with its terms.
               (vi) Such Unitholder is a resident of the state, or has its principal place of business in the state, set forth under his or her name on the Schedule of Unitholders attached hereto.
               (vii) Such Unitholder has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.
               (g) Certain Acknowledgments. As an inducement to Holdings LLC to issue the Equity Securities to such Unitholder, and as a condition thereto, by executing this Agreement (or, after the Effective Date, any counterpart or joinder to this Agreement), each Management Investor acknowledges and agrees that:
               (i) The Equity Securities being issued (and previously issued) to such Unitholder have been issued hereunder, and/or pursuant to the terms of an Equity Agreement, in connection with and as a part of the compensation and incentive arrangements between Holdings LLC, the Company and its Subsidiaries and such Unitholder;
               (ii) Neither the issuance of the Equity Securities to such Unitholder nor any provision contained herein shall entitle such Unitholder to remain in the employment or engagement of Holdings LLC and its Subsidiaries or affect the right of Holdings LLC and its Subsidiaries to terminate such Unitholder’s employment or engagement at any time for any reason or no reason or confer upon such Unitholder the right to continue his, her or its present (or any other) rate of compensation (but the foregoing shall be without prejudice to the terms of any written agreement between Holdings LLC and a Management Investor); and
               (iii) Neither Holdings LLC, the Company nor any of their respective Subsidiaries or Affiliates shall have any duty or obligation to disclose to such Unitholder, and such Unitholder shall have no right to be advised of, any material information regarding any of the foregoing Persons at any time prior to, upon or in connection with the repurchase of Equity Securities upon or after the termination of such Unitholder’s employment or engagement with Holdings LLC and its Subsidiaries or as otherwise provided hereunder (except as expressly provided herein or in any Equity Agreement).

          3.2 Capital Accounts.
               (a) Maintenance of Capital Accounts. Holdings LLC shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-l(b)(2)(iv). For this purpose, Holdings LLC may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-l(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-l(b)(2)(iv)(g) to reflect a revaluation of Holdings LLC property; provided that Holdings LLC shall adjust the Book Value of its assets to Fair Market Value in connection with the recapitalization and related transactions contemplated by this Agreement and the Recapitalization Agreement, and the Capital Account of each Member as of the Effective Date (after giving effect to any Profits and Losses allocated to the Members as a result of such adjustment is as set forth opposite such Member’s name on the Schedule of Unitholders.
               (b) Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of Holdings LLC income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:
               (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-l(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
               (ii) If the Book Value of any Holdings LLC property is adjusted pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.
               (iii) Items of income, gain, loss or deduction attributable to the disposition of Holdings LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
               (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Holdings LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(g).
               (v) To the extent an adjustment to the adjusted tax basis of any Holdings LLC asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m) or otherwise, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
          3.3 Capital Accounts On the Exercise of Options. The Capital Account of any participant in the Equity Incentive Plan who exercises an option under such plan shall increase, and the Capital Accounts of Unitholders other than such participant shall decrease by a corresponding amount in the aggregate, to the extent necessary to eliminate any difference, immediately after such exercise, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Minimum Gain as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) and (b) the respective net amounts, positive or negative, which would be distributed to such Unitholder or for which such Unitholder would be liable to Holdings LLC under the Delaware Act, determined as if Holdings LLC were to

(A) liquidate the assets of Holdings LLC for an amount equal to their Book Value and (B) distribute the proceeds of liquidation pursuant to Section 12.2. Any such increase shall be treated as a “guaranteed payment” for services within the meaning of Code Section 707(c).
          3.4 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or Holdings LLC any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of Holdings LLC).
          3.5 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from Holdings LLC, except as expressly provided herein.
          3.6 Loans From Unitholders. Loans by Unitholders to Holdings LLC shall not be considered Capital Contributions. If any Unitholder shall loan funds to Holdings LLC in excess of the amounts required hereunder or pursuant to any Equity Agreement to be contributed by such Unitholder to the capital of Holdings LLC, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of Holdings LLC to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.
          3.7 Distributions In-Kind. To the extent that Holdings LLC distributes property in-kind to the Members, Holdings LLC shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Sections 4.2 through 4.4. Notwithstanding the foregoing, except for securities distributed in connection with a Public Offering of the Company, Holdings LLC shall not make any distribution in property other than cash and marketable securities.
          3.8 Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds, at the time such Substituted Member is admitted to Holdings LLC. The Capital Account of any Member whose interest in Holdings LLC shall be increased or decreased by means of (a) the transfer to it of all or part of the Units of another Member or (b) the repurchase or forfeiture of Units as contemplated in Section 9.11 and Section 9.2 shall be appropriately adjusted to reflect such transfer or repurchase. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member transferred to such Member.
ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS;
CERTAIN REDEMPTIONS
          4.1 Distributions.
               (a) Tax Distributions. Except as otherwise prohibited by applicable law, within ten (10) days following the end of each Tax Estimation Period, Holdings LLC shall distribute to each Unitholder with respect to each Fiscal Quarter to which such Tax Estimation Period relates an amount of cash (a “Tax Distribution”) which equals (i) (A) the amount of taxable “qualified dividend” income allocable to each such Unitholder in respect of such Fiscal Quarter (as determined by the Board in good faith), multiplied by (B) the Applicable Tax Rate applied to “qualified dividend” income plus (ii) (A) the amount of taxable income (other than “qualified dividend” income) allocable to such Unitholder in respect of such Fiscal Quarter (as determined by the Board in good faith) (net of taxable Losses (exclusive of “qualified dividend” income)

allocated to such Unitholder in respect of any prior Tax Estimation Period and not previously taken into account under this clause), multiplied by (B) the Applicable Tax Rate applied to income other than “qualified dividend” income less (iii) the aggregate amount, if any, paid or payable by Holdings LLC on behalf of such Unitholders with respect to the applicable Tax Estimation Period on state group or composite income tax returns or as required withholding for the Fiscal Year relating to such Tax Distribution, with each such Unitholder’s allocable share of taxable income taking into account any reduction in taxable income attributable to any basis adjustments with respect to a Member pursuant to Section 743 of the Code as a result of Holdings LLC’s election pursuant to Section 754 of the Code. To the extent a Member would be entitled to a greater distribution pursuant to this Section 4.1(a) based on the taxable income allocated to a Member as shown on the tax returns with respect to a Fiscal Year than the amount actually distributed pursuant to this Section 4.1, such excess shall be distributed upon the filing of such tax returns to the extent the distribution of such funds of Holdings LLC would not violate applicable law. To the extent a Member has received a distribution pursuant to this Section 4.1(a) (including as a result of the change in the Applicable Tax Rate) in excess of the amount such Member was otherwise entitled based on the taxable income allocated to a Member as shown on the tax returns with respect to a Fiscal Year, such excess shall not affect or be credited against future tax distributions to such Member. A Member’s entitlement to Tax Distributions with respect to periods prior to the Effective Date shall be determined under the Amended and Restated Agreement or the Original Agreement, as applicable, and made consistent therewith and the provisions of this Section 4.1(a) shall apply to periods subsequent to the Effective Date; provided, that to the extent a Member has received a distribution pursuant to Section 4.1(a) of the Amended and Restated Agreement or the Original Agreement in excess of the amount such Member was otherwise entitled based on the taxable income allocated to a Member as shown on the tax returns with respect to any period (or portion thereof) prior to the Effective Date, the amount of such excess distribution as set forth on Schedule C hereto shall be considered an advance Distribution of any distribution to which the Member is entitled under Section 4.1(b). A Tax Distribution shall be considered an advance Distribution of any distribution to which the Member is entitled under Section 4.1(b). To the extent Holdings LLC has legally available funds (including any unused availability under any applicable revolving credit facility), it shall draw on such funds to make the distributions required by this Section 4.1(a).
               (b) Other Distributions. Except as otherwise set forth in Section 4.1(a), the Board may (but shall not be obligated to) make Distributions at any time or from time to time, but each such Distribution shall be made to the holders of Common Units (ratably among such holder, based on the number of Common Units held by each such holder immediately prior to such Distribution).
               (c) Distributions upon a Sale of Holdings LLC. In the event of a Liquidity Event, each Securityholder shall receive in exchange for the Units held by such Securityholder the same portion of the aggregate consideration (determined on a net basis, including, without limitation, net of all payments owed to lenders in connection with repaying any senior facility in connection with such Liquidity Event) from such transaction that such Securityholder would have received if such aggregate consideration had been distributed by Holdings LLC in accordance with the provisions of Section 4.1(b) of this Agreement.
          4.2 Allocations. Except as otherwise provided in Section 4.3, Net Profits and/or Net Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Minimum Gain as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to Holdings LLC under the Delaware Act, determined as if Holdings LLC were to (i) liquidate the assets of Holdings LLC for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 12.2. Except as otherwise provided in this Agreement, all items of Holdings LLC’s income, gain, loss or deduction for federal and state income tax purposes, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for the Fiscal Year. Net Profits and/or Net Losses for any period prior to the Effective Date shall be allocated under the Original Agreement, the Amended and Restated Agreement, or the Amended and Restated Agreement as amended by the First Amendment, as applicable, as in effect with respect to such period, based on an interim closing of the books.
          4.3 Special Allocations.
               (a) Partner Nonrecourse Deductions and Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).
               (b) Nonrecourse Deductions and Minimum Gain Chargeback. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(l)) for any Taxable Year shall be allocated to each Unitholder ratably among such Unitholders based upon the manner in which Profits are allocated among the Unitholders for such Taxable Year. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
               (c) Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
               (d) Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(c) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of Holdings LLC or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, Profits and Losses shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in Minimum Gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Unitholders may, if they do not expect that Holdings LLC will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

          4.4 Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and Holdings LLC pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Board shall use its reasonable efforts to allocate any corresponding Profit or Loss to the Member who recognizes such item in order to reflect the Members’ economic interest in Holdings LLC.
          4.5 Tax Allocations.
               (a) Allocations Generally. The income, gains, losses and deductions of Holdings LLC will be allocated for federal, state and local income tax purposes among the Unitholders in accordance with the allocation of such income, gains, losses and deductions among the Unitholders for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, Holdings LLC’s subsequent income, gains, losses and deductions will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.
               (b) Code Section 704(c) Allocations. Items of Holdings LLC taxable income, gain, loss and deduction with respect to any property contributed to the capital of Holdings LLC shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to Holdings LLC for federal income tax purposes and its Book Value. In addition, if the Book Value of any Holdings LLC asset is subsequently adjusted pursuant to the requirements of Treasury Regulation Section 1.704-l(b)(2)(iv)(e) or (f) (including as a result of the transactions contemplated by the Securities Purchase Agreement or this Agreement, then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using the “traditional” method pursuant to Treasury Regulation Section 1.704-3(b).
               (c) In the event that a Member’s Capital Account is debited (and the Capital Accounts of the other Members are credited by, in aggregate, a corresponding amount) pursuant to Section 3.8 in connection with the repurchase or forfeiture of any Management Equity as contemplated pursuant to Section 9.11 or (ii) any other contribution, distribution or allocation made pursuant to this Agreement would (but for this Section 4.5(c)) cause the amounts allocated to a Member for federal and applicable state and local income tax purposes to not ultimately be consistent with the cumulative distributions such Member receives (or is entitled to receive), Holdings LLC shall, to the extent possible and solely for federal and applicable state and local income tax purposes, allocate its future income, gains, losses, deductions, and credits among the Members in a manner which shall result in the cumulative federal and applicable state and local income tax allocations to each Member being as nearly consistent with the cumulative distributions to each Member as possible.
                (d) Allocation of Tax Credits, Tax Credit Recapture. Etc, Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-l(b)(4)(xi).
               (e) Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, Distributions (other than Distributions pursuant to Section 4.1(a)) or other Holdings LLC items pursuant to any provision of this Agreement.
          4.6 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If Holdings LLC is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including, without limitation, federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify and contribute to Holdings LLC in full for the entire amount so paid by Holdings LLC (including interest, penalties and related expenses). The Board may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify Holdings LLC under this Section 4.6. A Unitholder’s obligation to indemnify and make contributions to Holdings LLC under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of Holdings LLC, and for purposes of this Section 4.6, Holdings LLC shall be treated as continuing in existence. Holdings LLC may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter.
ARTICLE V
MANAGEMENT
          5.1 Authority of Board.
               (a) Sole Authority. Except for situations in which the approval of one or more of the Members is expressly and specifically required by the express terms of this Agreement, and subject to the other provisions set forth in this Section 5.1, (i) the Board shall conduct, direct and exercise full control over all activities of Holdings LLC (including, subject to Section 3.1(c) all decisions relating to the issuance of additional Equity Securities and the voting and sale of, and the exercise of other rights with respect to, the equity securities of its Subsidiaries), (ii) all management powers over the business and affairs of Holdings LLC shall be exclusively vested in the Board and (iii) the Board shall have the sole power to bind or take any action on behalf of Holdings LLC, or to exercise any rights and powers (including, without limitation, the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to Holdings LLC under this Agreement or any other agreement, instrument, or other document to which Holdings LLC is a party.
               (b) Certain Actions. Without limiting the generality of the foregoing but subject to the restrictions and limitations expressly and specifically contained elsewhere in this Agreement, including, without limitation, those set forth in Section 5.1(e) and Section 5.1(f), and as permitted under Sections 18-209(b), 18-213(b), 18-216(b), 18-301(b)(1), 18-302(a), 18-302(b), 18-304, 18-704(a), 18-801(a), 18-803(a) of the Delaware Act:
               (i) the Board shall exercise all rights and powers of Holdings LLC (whether such rights and powers are expressly and specifically granted to Holdings LLC under the terms of an agreement to which Holdings LLC is a party, or arise as a result of Holdings LLC’s ownership of securities or otherwise) to amend or consent to an amendment, modification, or waiver of the Equity Agreements or the Company LLC Agreement and to take actions, give or withhold consents or approvals, waive or require the satisfaction of conditions, or make determinations, opinions, judgments, or other decisions which are granted to Holdings LLC under the Equity Agreements or the Company LLC Agreement;
               (ii) except as contemplated by Section 9.4 and subject to the approvals required by Section 5.1(e), if any, the Board shall have sole discretion and right to enter into any agreement regarding, and have sole authority to approve on behalf of Holdings LLC and all of the Members, a Sale of Holdings LLC, a Sale of the Company, or any merger, consolidation or other transaction involving Holdings LLC or the Company;

               (iii) the Board shall have the right to determine the timing and amount of any equity investment in Holdings LLC and to effect amendments to this Agreement in order to effectuate such equity investments;
               (iv) except as contemplated by Section 9.10, the Board shall have the right to determine the timing and manner in which Holdings LLC effects a Public Offering.
               (c) Fiduciary Duties. Each Manager shall owe the same fiduciary duty to Holdings LLC and its Members that such individual would owe to a corporation and its stockholders as a member of the board of directors thereof under the laws of the State of Delaware, except that, notwithstanding (and in lieu of) the foregoing, each Manager can consider such interests and factors as such Manager desires (including, without limitation, the interests of such Manager’s Affiliates as Unitholders) in connection with deciding whether to approve or enter into (i) any particular acquisition by Holdings LLC or any of its Subsidiaries and (ii) any Sale of the Company or a Sale of Holdings LLC.
               (d) Affiliate Transactions. Each of the following transactions between Holdings LLC or any of its Subsidiaries, on the one hand, and any Member or any Affiliate (as defined in clause (i) of the definition thereof) of any Member, on the other hand, shall require the approval of a majority of the disinterested Managers (with the determination of whether a Manager is “disinterested” being made as if Holdings LLC was a corporation under the laws of the State of Delaware):
                     (i) merging or consolidating (other than a merger between Wholly- Owned Subsidiaries) with any Person that is an Affiliate (as defined in clause (i) of the definition thereof) of any Summit Investor or KRG Investor except in connection with a Corporate Conversion;
                     (ii) making any amendment to the Management Services Agreement;
                     (iii) entering into (but excluding the entering into of the Management Services Agreement) or amending any management services or consulting agreement or similar agreement with any Summit Investor or KRG Investor or any of their Affiliates or otherwise providing for consulting, closing, monitoring or similar fees to such entities; and
                     (iv) employing with remuneration any employee, principal, partner or member of any of the Summit Investors or the KRG Investors.
               (e) Specific Acts Where Consent of Majority Summit Investors and Majority KRG Investors Required. Neither the Board (including any Person to whom the Board has delegated management authority) nor any other Person shall have the authority to cause Holdings LLC or any of its Subsidiaries to, and Holdings LLC shall not (and shall cause its Subsidiaries not to), take any of the following actions unless such action has received the prior written consent of both (i) the Majority Summit Investors and (ii) the Majority KRG Investors:
               (i) cause the dissolution or liquidation of Holdings LLC or the Company except in connection with a Corporate Conversion or a Sale of Holdings LLC or a Sale of the Company permitted under Section 5.1(e)(ii) below;
               (ii) engage in any Sale of Holdings LLC or Sale of the Company unless, after the distribution of the proceeds therefrom in accordance with this Agreement, such transaction results (taking into consideration all previous KRG Proceeds Inflows and Summit Proceeds Inflows) in, (x) if the consummation of such transaction occurs prior to the fifth anniversary of the Effective Date, both a Summit Return on Investment and a KRG Return on Investment greater than or equal to 1.75 or (y) if the consummation of such transaction occurs on or after the fifth anniversary of the Effective Date, both a Summit Return on Investment and a KRG Return on Investment greater than or equal to 1.00; provided that in the case of (x) or (y) such a transaction shall require the approval of either the Majority Summit Investors or the Majority KRG Investors;
               (iii) make, or permit any Subsidiary (whether now or hereafter existing) to make, any Acquisitions that would result in aggregate proceeds payable by the acquiring party exceeding $20,000,000 in any single transaction or $60,000,000 in the aggregate (determined on a cumulative basis over all such Acquisitions consummated after June 12, 2009), in each case, including the amount or value of any baseline Earnout Amounts and Equity Securities issued in connection therewith;
               (iv) issue any Equity Securities except (a) for issuances pursuant to the Equity Incentive Plan, or any subsequent equity incentive plan approved by the Board, (b) in connection with a Public Offering (including a Corporate Conversion) approved or permitted in accordance with this Agreement and (c) for issuances to acquisition targets (or their equityholders) in connection with or related to Acquisitions;
               (v) incur, or permit any Subsidiary (whether now or hereafter existing) to incur, any new indebtedness or refinance existing indebtedness, except (a) for amounts of less than $5,000,000 in the aggregate and (b) to acquisition targets (or their equityholders) in connection with or related to Acquisitions;
               (vi) sell, transfer, assign, or otherwise dispose of, or cause or permit any of its Subsidiaries (whether now or hereafter existing) to, (A) in the case of any of its Subsidiaries, sell, transfer, assign or otherwise dispose of, any equity interests of such Subsidiary (whether now or hereafter existing) or (B) in the case of an Affiliated Practice (whether now or hereafter existing), terminate, transfer, assign or otherwise dispose of the right to vote the equity interests of such Affiliated Practice, except, in each case, (I) in a transaction permitted pursuant to clauses (x) or (y) of Section 5.1(e)(ii) and (II) in connection with a Public Offering (including a Corporate Conversion) approved or permitted in accordance with this Agreement;
               (vii) hire, fire, materially reduce the employment responsibilities of, or take any other action that could give rise to a termination for “Good Reason” or other similar term under any Employment Agreement or Equity Agreement between Holdings, LLC and, the Chief Executive Officer of Holdings LLC, the Chief Operating Officer of Holdings LLC or the Chief Financial Officer of Holdings LLC;
               (viii) so long as the Majority KRG Investors are entitled to appoint three Managers to the Board pursuant to Sections 5.2(a)(i)(A), increase the number of Managers serving on the Board; or
               (ix) develop or implement any strategic plan that would materially alter Holdings LLC’s or the Company’s Business from that conducted on the Effective Date and business activities ancillary thereto or materially alter Holdings LLC’s or the Company’s business tactics.
5.2 Composition of the Board.
          (a) Number and Appointment.
               (i) Holdings LLC Board. The Board shall consist of eight (8) Managers. Subject to Section 5.1(e), the Board may be increased upon the vote of the Board with such newly created positions being filled as determined by the Board. The Managers shall be appointed as follows:

               (A) so long as the KRG Funds beneficially own and control, directly or indirectly through the KRG Investors, more than 75% of the Units held by the KRG Investors as of the Effective Date (as such Units may be reduced in connection with a pro rata redemption of Units by the Company), the Majority KRG Investors shall have the right to appoint three (3) Managers (the “KRG Managers”), who initially shall be Mark M. King, Christopher J. Bock and Blair Tikker (each, a “KRG Manager”);
               (B) the Company’s Chief Executive Officer shall be a Manager (the “Executive Manager”), so long as he or she serves as the Company’s Chief Executive Officer;
               (C) one (1) independent manager mutually appointed by the Majority Summit Investors and the Majority KRG Investors (the “Independent Manager”), who initially shall be James M. Emanuel; and
               (D) the Majority Summit Investors shall have the right to appoint all other Managers, which on the Effective Date shall be three (3) Managers (one of whom shall be designated by Summit Ventures VI-A, L.P., who initially shall be Thomas S. Roberts, one of whom shall be designated by Summit Partners Private Equity Fund VII-A, L.P., who initially shall be Christopher J. Dean, and one of whom shall be designated by Summit Partners Private Equity Fund VII-B, L.P., who initially shall be Peter J. Connolly) (each, a “Summit Manager”).
               (ii) Sub Boards. The number and composition of the board of managers or similar governing body of each of Holdings LLC’s Subsidiaries (each a “Sub Board”) shall be determined from time to time by the Board; provided that so long as the Majority Summit Investors and the Majority KRG Investors are entitled to appoint an equal number of Managers to the Board, each Sub Board shall consist of an equal number of Summit Managers and KRG Managers. The Company’s Chief Executive Officer shall also be entitled to serve on each Sub Board.
               (b) Term. Each Manager appointed shall serve until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal. Any Summit Manager will be removed from the Board, with or without cause, at the written request of the Majority Summit Investors and under no other circumstances. Any KRG Manager will be removed from the Board, with or without cause, at the written request of the Majority KRG Investors. Any KRG Manager shall automatically be removed from the Board without any further action in the event the Majority KRG Investors are no longer entitled to appoint such Manager because the KRG Funds fail to satisfy the conditions set forth in Section 5.2(a)(i)(A). The Independent Manager will be removed from the Board, with or without cause, at the mutual written request of the Majority KRG Investors and the Majority Summit Investors. The Executive Manager will be removed from the Board promptly upon his or her employment with the Company ceasing for any reason and under no other circumstances except resignation. A Manager may resign at any time upon written notice to Holdings LLC. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
               (c) Vacancies. A vacancy in the Board because of resignation, death or removal of a Manager will be filled by the Person or Persons entitled to appoint such Manager pursuant to the terms of this Section 5.2. If any Person or Persons fail to appoint a Manager pursuant to the terms of this Section 5.2, such position in the Board shall remain vacant until such Person or Persons exercise their right to appoint a Manager as provided hereunder.
               (d) Chairman. The Board shall designate one of the Managers to serve as Chairman. The Chairman shall preside at all meetings of the Board (but shall have no other rights or responsibilities). If the Chairman is absent, the Summit Managers present shall designate a Manager to serve as interim chairman for that meeting.
               (e) Termination. The provisions of Section 5.1(e) and (f), this Section 5.2 and the last 2 sentences of Section 5.3 shall terminate upon the consummation of the first to occur of (A) a Public Offering or (B) a Liquidity Event.
          5.3 Board Actions; Meetings. Unless another percentage is set forth herein, any determination or action required or permitted to be taken by the Board may be taken at a meeting at which a quorum is present by a majority of the Managers then in office (through meetings of the Board pursuant to this Section 5.3). A majority of the Managers shall constitute a quorum sufficient for conducting meetings and making decisions. Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called from time to time by any two (2) Managers acting together. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be delivered to each Manager by hand, telephone, telecopy, overnight courier or the U.S. mail at least forty-eight (48) hours prior to any meeting of the Board. Notice may be waived before or after a meeting or by attendance without protest at such meeting. Any action to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by all of the Managers then in office. Managers may participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting. The Board may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate. Any Manager unable to attend a meeting of the Board may designate another Manager as his or her proxy. Each Manager shall have one vote on all matters before the Board; provided, however, (i) if at any time there are less Summit Managers serving on the Board than the Summit Majority Investors are entitled to designate, one Summit Manager (who shall be indicated by the Majority Summit Investors in writing) shall have, in the aggregate, that number of votes equal to the sum of one plus the excess of the number of Summit Managers that the Majority Summit Investors are then entitled to designate over the number of the Summit Managers then serving on the Board and (ii) if at any time there are less KRG Managers serving on the Board than the KRG Majority Investors are entitled to designate, one KRG Manager (who shall be indicated by the Majority KRG Investors in writing) shall have, in the aggregate, that number of votes equal to the sum of one plus the excess of the number of KRG Managers that the Majority KRG Investors are then entitled to designate over the number of the KRG Managers then serving on the Board.
          5.4 Officers; Delegation of Authority. Subject to Section 5.1(e), the Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a Member or a Manager. Any officers so designated (including as set forth in any applicable Employment Agreement approved by the Board) shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office. Each officer shall hold office until such officer’s successor shall be duly designated and shall qualify or until such officer’s earlier death, resignation or removal. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board. The Board may also, from time to time, delegate to one or more Persons (including any Member and including through the creation and establishment of one or more other committees) such authority and duties as the Board may deem advisable; provided, that, so long as the Summit Investors and the KRG Investors are entitled to designate an equal number of Managers to the Board they shall each be entitled to have a equal number of Persons on any such committee.
          5.5 Purchase of Units. Subject to compliance with the other applicable provisions of this Agreement, the Board may cause Holdings LLC to purchase or otherwise acquire Units; provided that this provision shall not in and of itself obligate any Unitholder to sell any Units to Holdings LLC. So long as any such Units are owned by Holdings LLC such Units will not be considered outstanding for any purpose.
          5.6 Limitation of Liability. Except as otherwise provided herein or in any agreement entered into by such Person and Holdings LLC or the Company and to the maximum extent permitted by the Delaware Act, no present or former Manager nor any such Manager’s Affiliates, employees, agents or representatives shall be liable to Holdings LLC or to any Member for any act or omission performed or omitted by such Person in its capacity as Manager; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s willful misconduct or knowing violation of law or willful breach of this Agreement as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by such Manager in good faith reliance on such advice shall in no event subject such Manager or any of such Manager’s Affiliates, employees, agents or representatives to liability to Holdings LLC or any Member. This Section 5.6 shall not in any way affect, limit or modify any Person’s liabilities or obligations under any employment agreement, consulting agreement, management services agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with Holdings LLC or any of its Subsidiaries.
ARTICLE VI
RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS
          6.1 Limitation of Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of Holdings LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Holdings LLC, and no Unitholder or Member (including any Manager) shall be obligated personally for any such debt, obligation or liability of Holdings LLC solely by reason of being a Unitholder or acting as a Member or Manager of Holdings LLC, other than such Unitholder’s obligation to make Capital Contributions to Holdings LLC pursuant to the terms and conditions hereof, any Equity Agreement or any other agreement respecting the issuance and sale or grant of Equity Securities. Except as otherwise provided in this Agreement, a Unitholder’s liability (in its capacity as such) for debts, liabilities and losses of Holdings LLC shall be such Unitholder’s share of Holdings LLC’s assets; provided that a Unitholder shall be required to return to Holdings LLC any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of Holdings LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders or Members (including any Manager) for liabilities of Holdings LLC, except to the extent constituting fraud or willful misconduct by such Unitholders or Members.
          6.2 Lack of Authority. No Unitholder or Member in its capacity as such has the authority or power to act for or on behalf of Holdings LLC in any manner or way, to bind Holdings LLC, or do any act that would be (or could be construed as) binding on Holdings LLC, in any manner or way, or to make any expenditures on behalf of Holdings LLC, unless such specific authority has been expressly granted to and not revoked from such Member by the Board, and the Unitholders and Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement. The officers of Holdings LLC and its Subsidiaries shall have the authority to act for and on behalf of Holdings LLC and its Subsidiaries subject to the terms of their Employment Agreements and consistent with their titles and with such powers and authority that similar officers of a Delaware corporation would have and exercise, including, except as otherwise provided by the Board, the power and authority to carry out and implement any specific budget or business plan expressly approved by the Board, subject to the power of the Board to expand or limit such duties, responsibilities and authority and to override actions of the officers.
          6.3 No Right of Partition. No Unitholder or Member shall have the right to seek or obtain partition by court decree or operation of law of any Holdings LLC property, or the right to own or use particular or individual assets of Holdings LLC.
          6.4 indemnification.
               (a) Generally. Subject to Section 4.6, Holdings LLC hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits Holdings LLC to provide broader indemnification rights than Holdings LLC is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Unitholder or Member or is or was serving as a Manager, officer, director, principal, member, employee, agent or representative of Holdings LLC or is or was serving at the request of Holdings LLC as a managing member, manager, officer, director, principal, member, employee, agent or representative of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ (excluding, for purposes hereof, Holdings LLC’s and its Subsidiaries’) willful misconduct or knowing violation of law or willful breach of this Agreement as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected) or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates’ (excluding, for purposes hereof, Holdings LLC’s and its Subsidiaries’), employees, agents or representatives contained herein or in any other agreement with Holdings LLC or the Subsidiaries. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by Holdings LLC in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by Holdings LLC.
               (b) Nonexclusivity and Priority of Rights. The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise. Without limitation of anything in this Section 6.4, each of Holdings LLC and the Members hereby acknowledges that one or more of the Indemnified Persons that is or is affiliated with or designated by an Institutional Member may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more Affiliates of such Institutional Member. Each of Holdings LLC and the Members hereby agrees that, with respect to any such Indemnified Person, Holdings LLC (i) is, relative to each Affiliate of the Institutional Member, the indemnitor of first resort (i.e., its obligations to the applicable Indemnified Person under this Agreement are primary and any duplicative, overlapping or corresponding obligations of any Affiliate of the Institutional Member are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any Indemnified Person may have against any Affiliate of an Institutional Member, and (iii) irrevocably waives, relinquishes and releases any such Affiliate of an Institutional Member from any and all claims against such Person for contribution, subrogation or any other recovery of any kind in respect thereof. Holdings LLC further agrees that no advancement or payment by an Affiliate of an Institutional Member on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from Holdings LLC shall affect the foregoing and any such Affiliate of an Institutional Member shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable Indemnified Person against Holdings LLC. Each of Holdings LLC and the Members agrees that each Affiliate of an Institutional Member providing any such indemnification, advance of expenses and/or insurance is an express third party beneficiary of the terms of this Section 6.04.
               (c) Insurance. Holdings LLC may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 6.4(a) above whether or not Holdings LLC would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.4.
               (d) Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by Holdings LLC relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Holdings LLC assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of Holdings LLC (except as expressly provided herein).
               (e) Savings Clause. If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then Holdings LLC shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.
          6.5 Members Right to Act. For situations for which the approval of the Members generally (rather than the approval of the Board (including, without limitation, any matter described in Section 5.1(b)) or a particular group of Members) is expressly required by this Agreement or by applicable law, the Members shall act through meetings and written consents as described in this Section 6.5. Except as otherwise expressly provided herein and as otherwise required by applicable law, the Members holding Common Units shall be entitled to one vote per Common Unit in all matters to be voted on by the Members (and no other Units shall have any right to vote). With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of all Unitholders is required by this Agreement, the affirmative vote of the Unitholders holding a majority of the Units entitled to vote at any meeting of Unitholders at which a quorum is present shall be the act of the Unitholders. The actions by the Members permitted hereunder may be taken at a meeting called by the Board or by Members holding at least a majority of the Units entitled to vote or consent on the matter on at least five days’ prior written notice to the other Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted; provided that if any such matter has not previously been presented to and approved by the Board, such consent shall be provided to the KRG Investors, the Summit Investors and the Management Investors at least 48 hours prior to its effectiveness. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.
          6.6 Investment Opportunities and Conflicts of Interest. Each Management Investor (other than the Haverford Investors) shall, and shall cause each of their Affiliates to, bring all investment or business opportunities to Holdings LLC of which any of the foregoing become aware and which they believe are, or may be, within the scope and investment objectives related to the Business of Holdings LLC or the Company or any of its Subsidiaries, which would or may be beneficial to the Business of Holdings LLC or the Company or any of its Subsidiaries, or are otherwise competitive with the Business of Holdings LLC or the Company or any of its Subsidiaries; provided that such obligations shall with respect to a Management Investor, cease upon such Person’s cessation of employment with the Company and its Subsidiaries. The Unitholders expressly acknowledge and agree that, subject to the terms of any other agreement to which they may be bound, (i) the Summit Investors, the KRG Investors and any of their respective Affiliates (collectively, the “Financial Investors”) are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the Business other than through Holdings LLC or the Company or any of its Subsidiaries (an “Other Business”), (ii) the Financial Investors have and may develop a strategic relationship with businesses that are and may be competitive or complementary with Holdings LLC, the Company or any of its Subsidiaries, (iii) none of the Financial Investors will be prohibited by virtue of their investments in Holdings LLC, the Company or its Subsidiaries or their service as Manager or service on the Company’s or its Subsidiaries’ board of managers or directors from pursuing and engaging in any such activities, (iv) none of the Financial Investors will be obligated to inform or present Holdings LLC, the Company or its Subsidiaries or the Board of any such opportunity, relationship or investment, (v) the other Unitholders will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Financial Investors, and (vi) the involvement of the Financial Investors in any Other Business will not constitute a conflict of interest by such Persons with respect to Holdings LLC or its Unitholders or any of Holdings LLC’s Subsidiaries.
ARTICLE VII
BOOKS, RECORDS, ACCOUNTING AND REPORTS; INSPECTION
          7.1 Records and Accounting. Holdings LLC shall keep, or cause to be kept, appropriate books and records with respect to Holdings LLC’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles III and IV and (ii) accounting procedures and determinations shall be determined by the Board consistent with the terms hereof and other determinations not expressly provided for herein shall be determined by the Board consistent with the spirit and intent of this Agreement, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.
          7.2 Tax Reports. Holdings LLC shall use reasonable efforts to deliver or cause to be delivered, within 90 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns.
          7.3 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from Holdings LLC to such other Person or Persons.
ARTICLE VIII
TAX MATTERS
          8.1 Tax Elections. The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise. The Board shall determine whether to make or revoke any available election pursuant to the Code; provided, however, that the Board shall cause Holdings LLC to make and to have in place an election under Section 754 of the Code, effective with respect to the transactions contemplated by the GSO

Agreement. Each Unitholder will upon request supply any information necessary to give proper effect to such election.
          8.2 Tax Controversies. A Manager selected by the Board shall be the Tax Matters Partner and, as such, shall be authorized to represent Holdings LLC (at Holdings LLC’s expense) in connection with all examinations of Holdings LLC’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Holding LLC’s funds for professional services and incurred in connection therewith. Each Unitholder agrees to cooperate with Holdings LLC and to do or refrain from doing any or all things reasonably requested by Holdings LLC with respect to the conduct of such proceedings.
          8.3 Code § 83 Safe Harbor Election.
               (a) By executing this Agreement, each Unitholder authorizes and directs Holdings LLC to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in Holdings LLC transferred to a service provider by Holdings LLC on or after the effective date of such Revenue Procedure in connection with services provided to Holdings LLC. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by Holdings LLC and, accordingly, execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. Holdings LLC and each Unitholder hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Unitholder shall prepare and file any U.S. federal income tax returns that such Unitholder is required to file reporting the income tax effects of each “Safe Harbor Company Interest” issued by Holdings LLC in a manner consistent with the requirements of the IRS Notice. A Unitholder’s obligations to comply with the requirements of this Section 8.3, shall survive such Unitholder’s ceasing to be a Unitholder of Holdings LLC and/or the termination, dissolution, liquidation and winding up of Holdings LLC, and, for purposes of this Section 8.3, Holdings LLC shall be treated as continuing in existence.
               (b) Each Unitholder authorizes the Tax Matters Partner to amend this Section 8.3 to the extent necessary to achieve substantially the same tax treatment with respect to any interest in Holdings LLC transferred to a service provider by Holdings LLC in connection with services provided to Holdings LLC as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided that such amendment is not materially adverse to such Unitholder (as compared with the after-tax consequences that would result if the provisions of the IRS Notice applied to all interests in Holdings LLC transferred to a service provider by Holdings LLC in connection with services provided to Holdings LLC).
ARTICLE IX
TRANSFER OF UNITS; REPURCHASE OF UNITS
          9.1 Required Consent. No Unitholder or holder of Equity Securities (other than the Summit Investors and other holders of Summit Equity and the KRG Investors and other holders of KRG Equity) shall Transfer any interest in any Units or other Equity Securities without first obtaining the prior written consent of the Board, which consent may be withheld in the Board’s sole discretion (the “Required Consent”), except that such Unitholders may Transfer Units or other Equity Securities (i) pursuant to (i) Sections 9.2, 9.3 (but not as a Transferring Unitholder), 9.4 9.10, or 9.11 (ii) pursuant to the forfeiture and repurchase provisions set forth in this Agreement or any applicable Employment Agreement and/or Equity Agreement or (iii) to a Permitted Transferee (collectively, the “Exempt Transfers”); provided that if such Unitholder Transfers any interests in any Units or other Equity Securities to a Permitted Transferee (other than any individual’s estate), such Transferor shall retain voting and dispositive control of such Units or other

Equity Securities; provided further that if such Unitholder Transfers any interests in any Units to a Permitted Transferee and such Person ceases to be a Permitted Transferee of such Unitholder, then such Person shall, upon ceasing to be a Permitted Transferee, Transfer such interest back to the Unitholder that made such Transfer; and provided further that no Summit Investor or KRG Investor and no holder of Summit Equity or KRG Equity shall Transfer any interest in any Units, other Equity Securities or any capital stock of any Summit Blocker Corp or KRG Blocker Corp to any Person set forth on the Schedule of Prohibited Transferees attached hereto or any Affiliate thereof.
          9.2 First Refusal Rights.
               (a) Offer. Upon obtaining the Required Consent, if applicable, and subject to compliance with all other provisions of this Agreement, at least 60 days prior to any Transfer of any Units or other Equity Securities (other than one or more Transfers which are (x) Exempt Transfers, (y) in the case of the Summit Investors, in an aggregate amount not to exceed 10% (determined on a cumulative basis over the term of this Agreement) of each class of Summit Equity held by the Summit Investors, and (z) in the case of a KRG Investor, in an aggregate amount not to exceed 10% (determined on a cumulative basis over the term of this Agreement) of each class of KRG Equity held by such KRG Investor), any Unitholder desiring to make such Transfer (the “RFR Transferring Unitholder”) shall deliver a written notice (the “Offer Notice”) to Holdings LLC and each holder of Summit Equity and KRG Equity, specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units or other Equity Securities to be Transferred (the “Offered Units”) and the price and other terms and conditions of the proposed Transfer. The RFR Transferring Unitholder shall not consummate such proposed Transfer until at least 60 days after the delivery of the Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 9.2 and Section 9.3 prior to the expiration of such 60-day period (the date of the first to occur of (x) the expiration of such 60-day period after delivery of the Offer Notice or (y) such final determination is referred to herein as the “Authorization Date”).
               (b) Holdings LLC Election. Holdings LLC may elect to purchase all or any portion of the Offered Units at the price and on the other terms set forth in the Offer Notice, by delivering written notice of such election to the RFR Transferring Unitholder within 30 days after delivery of the Offer Notice.
               (c) Investor Election. If Holdings LLC does not elect to purchase all of the Offered Units, each holder of Summit Equity and each holder of KRG Equity may elect to purchase up to such holder’s pro rata share (based on the percentage that the number of Common Units held by such holder bears to the total number of Common Units held by all holders of Summit Equity and KRG Equity then-outstanding) of the remaining Offered Units at the price and on the other terms set forth in the Offer Notice, by delivering written notice of such election to the RPR Transferring Unitholder within 45 days after delivery of the Offer Notice. Any Offered Units not elected to be purchased by the end of such 45-day period shall during the immediately following 5-day period be reoffered by the RFR Transferring Unitholder to the holders of Summit Equity and KRG Equity who have elected to purchase their pro rata share of the Offered Units and, if such holders collectively indicate interest within said 5-day period in acquiring additional Offered Units in an amount in excess of the aggregate amount of Offered Units remaining, such remaining Offered Units will be allocated among such holders pro rata in accordance with their respective holdings of the aggregate number of Common Units held by all holders of Summit Equity and KRG Equity then-outstanding. Each Person with purchase rights under this Section 9.2(c) may assign all or any portion of these rights to any of its Affiliates.
               (d) Closing. If Holdings LLC and the holders of Summit Equity and/or KRG Equity have elected to purchase all or any portion of the Offered Units from the RFR Transferring Unitholder, such purchase shall be consummated as soon as practicable after the delivery of the election notice(s) to the RFR Transferring Unitholder, but in any event within 30 days after the Authorization Date. Notwithstanding any other provision hereof, in the event that the sale price, or any portion thereof, for the Offered Units is not payable in the form of cash at closing or cash payable on a deferred basis (such as pursuant to promissory notes issued by the prospective Transferee(s) described in the Offer Notice), Holdings LLC and/or each holder of Summit Equity and/or KRG Equity electing to purchase Offered Units pursuant to this Section 9.2 shall be required to pay only such portion, if any, of the sale price described in the Offer Notice as consists of such cash consideration, and delivery of such consideration to the RFR Transferring Unitholder shall be payment in full for such Offered Units.
               (e) No Election. If Holdings LLC and the holders of Summit Equity and/or KRG Equity do not elect, in the aggregate, to purchase all of the Offered Units from the RFR Transferring Unitholder, then, subject to compliance with Section 9.3 below, the RFR Transferring Unitholder shall have the right, within the 90 days following the Authorization Date, to Transfer such Offered Units which Holdings LLC and the holders of Summit Equity and/or KRG Equity have not elected to purchase to the Transferee(s) specified in the Offer Notice in the amounts specified in the Offer Notice at a price not less than the price per unit specified in the Offer Notice and on other terms no more favorable to the Transferee(s) thereof than specified in the Offer Notice. Any Offered Units not so Transferred within such 90-day period shall be reoffered to Holdings LLC and the holders of Summit Equity and/or KRG Equity pursuant to this Section 9.2 prior to any subsequent Transfer.
          9.3 Tag Along Rights.
               (a) Participation Right. At least 30 days prior to any Transfer by any Member of any Units or other Equity Securities (other than one or more Transfers (w) pursuant to a Corporate Conversion, (x) which are Exempt Transfers, (y) in the case of the Summit Investors, in an aggregate amount not to exceed 10% (determined on a cumulative basis over the term of this Agreement) of each class of Summit Equity held by the Summit Investors or in the case of a KRG Investor, in an aggregate amount not to exceed 10% (determined on a cumulative basis over the term of this Agreement) of each class of KRG Equity held by such KRG Investor, or (z) in the case of a Summit Investor, to any Affiliate (other than any of the limited partners of any Summit Investor) or to any current officer, employee, manager or director of the Summit Investors or any of the Summit Investors’ Affiliates (other than any of the limited partners of any Summit Investor) or in the case of a KRG Investor, to any Affiliate (other than any of the limited partners of any KRG Investor) or to any current officer, employee, manager or director of the KRG Investors or any of the KRG Investors’ Affiliates (other than any of the limited partners of any KRG Investor)), and after complying with such Member’s obligations pursuant to Section 9.2, each Person making such Transfer (the “Transferring Unitholder”), shall deliver a written notice (the “Sale Notice”) to Holdings LLC and to the other Members that hold Units as of the Effective Date and to the holders of options under the Equity Incentive Plan as of the Effective Date (collectively, such Members and holders, the “Other Holders”), specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred and the terms and conditions of the Transfer. The Other Holders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Unitholder within 20 days after delivery of the Sale Notice; provided, however, that to the extent an Other Holder is a holder of options under the Equity Incentive Plan, such other holder shall be treated as a Unitholder and may elect to participate as a Unitholder with respect to any or all Units subject to such options, to the extent that such Other Holder agrees to pay to Holdings LLC the exercise price of such options by any method determined by the Board. Such participation shall be based upon the number of Common Units requested to be included by each Unitholder relative to the number of all Common Units held by the Unitholders participating in such Transfer (including the Transferring Unitholder). Any Financial Investor that is participating in a Transfer pursuant to this Section 9.3 shall be entitled to sell a portion of the outstanding capital stock of a Blocker Corp in connection with such Transfer instead of Units. If the Other Holders have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 20-day period after delivery of the Sale Notice), then the Transferring Unitholder may Transfer the Units specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice during the 90-day period immediately following the date of the delivery of the Sale Notice. Any Transferring Unitholder’s Units not Transferred within such 90-day period shall be subject to the provisions of this Section 9.3 upon subsequent Transfer.

               (b) Participation Procedure; Conditions. With respect to any Transfer subject to Section 9.3(a), each Transferring Unitholder shall use its commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders who have elected to participate in any contemplated Transfer, and no Transferring Unitholder shall Transfer any of its Units to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Holders, unless in connection with such Transfer, one or more of the Transferring Unitholders or their Affiliates purchase (on the same terms and conditions on which such Units were sold to the Transferee(s)) the number and class of Units from each Other Holder which such Other Holder would have been entitled to sell pursuant to Section 9.3(a). Each Unitholder Transferring Units pursuant to this Section 9.3 shall pay its pro rata share (based on each such holder’s share of the aggregate proceeds paid with respect to its Units) of the expenses incurred by the Transferring Unitholder in connection with such Transfer and shall be obligated to join based on its pro rata share (based on each such holder’s share of the aggregate proceeds paid with respect to its Units) in any indemnification or other obligations that the Transferring Unitholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Unitholder such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units or, in the case of a Blocker Corp, its liabilities and authority); provided that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Unitholders (based on each such holder’s share of the aggregate proceeds paid with respect to its Units); provided that the Unitholders shall have a right of contribution should their attributable share of escrow proceeds be used to satisfy claims that relate to breaches of representations that relate specifically to a particular Unitholder.
          9.4 Approved Sale.
               (a) General. Subject to the provisions contained in this Section 9.4 and the approval rights set forth in Section 5.1(e), if (i) the Board approves a Sale of the Company or a Sale of Holdings LLC, (ii) the Majority Summit Investors approve a Sale of the Company or a Sale of Holdings LLC; (iii) the Majority KRG Investors approve a Sale of the Company or a Sale of Holdings LLC; or (iv) the Majority Summit Investors and the Majority KRG Investors approve a Sale of the Company or a Sale of Holdings LLC (each an “Approved Sale”), each Unitholder (which, for purposes of this Section 9.4, shall be deemed to include each Person that retains voting control of any Units or Equity Securities Transferred to a Permitted Transferee) shall vote for (whether at a meeting of Unitholders or by written consent), consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale. In furtherance of the foregoing, if the Approved Sale is structured as a (x) merger or consolidation, each Unitholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Units, each Unitholder shall agree to sell, and shall sell, all of his or its Units and rights to acquire Units on the terms and conditions applicable to such Approved Sale if so requested by the Majority Summit Investors. Each Unitholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Board. The obligations of each Unitholder with respect to the Approved Sale are subject to the satisfaction of the following conditions: (A) upon the consummation of the Approved Sale, each holder of Units (including, for these purposes, the owners of the Blocker Corps) shall receive the same form of consideration and the amount of consideration per each Unit to which such Unitholder is entitled to under Section 4.1(b), and (B) if any Unitholders are given an option as to the form and amount of consideration to be received, each other Unitholder holding the same class of Units shall be given the same option. Notwithstanding any other provision of this Agreement, it is understood and agreed that the following structure for a Sale of Holdings LLC or a Sale of the Company (whether such Sale of Holdings LLC is initiated or classified as an Approved Sale or otherwise) shall be utilized by Holdings LLC and approved by the Board and each Member and Unitholder: A Sale of Holdings LLC in which the purchaser or purchasers acquire(s) separately each of the following: (A) all Units (other than Units held directly or indirectly by the Blocker Corps); and (B) all outstanding capital stock and (to the extent agreed to by such purchaser(s)) all outstanding indebtedness (but excluding any indebtedness that is not payable to the owners of the applicable Blocker Corp) of the Blocker Corps (valued the same as the Units held directly or indirectly by the Blocker

Corps) and/or all of its options, warrants or other rights to acquire equity interests in Holdings LLC (which options, warrants or rights the purchaser or purchasers will then exercise); provided that if requested by such purchaser(s) in order to avoid a reduction in the aggregate purchase price payable by such purchaser(s), the Blocker Corps shall cause any such outstanding indebtedness to be canceled or otherwise repaid prior to the consummation of such Sale of Holdings LLC. The Unitholders acknowledge and agree that the purpose of the foregoing provision is to permit the owners of the Blocker Corps to participate in a Sale of Holdings LLC in a tax efficient manner notwithstanding that their investment in Holdings LLC has been made indirectly through blocker corporations for tax purposes, and that such provision shall be interpreted and implemented in such a manner so as to effectuate such purpose as directed by the Majority Summit Investors.
               (b) Indemnification; Expenses. Notwithstanding anything to the contrary, the Unitholders shall be severally obligated to join on a basis consistent with the distribution of the proceeds received (i.e., as if such indemnification obligations reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) in any indemnification obligation the Board (in the case of an Approved Sale approved pursuant to Section 9.4(a)(i)), the Majority Summit Investors (in the case of an Approved Sale approved pursuant to Section 9.4(a)(ii)), the Majority KRG Investors (in the case of an Approved Sale approved pursuant to Section 9.4(a)(iii)) or the Majority Summit Investors and the Majority KRG Investors (in the case of an Approved Sale approved pursuant to Section 9.4(a)(iv); provided, that, if the Majority Summit Investors and the Majority KRG Investors are unable to agree on such obligations, such obligations shall be as approved by the Board), as the case may be, have agreed to in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units or, in the case of a Blocker Corp, its liabilities and authority); provided that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Unitholders (as if such escrow reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale); provided that the Unitholders shall have a right of contribution should their attributable share of escrow proceeds be used to satisfy claims that relate to breaches of representations that relate specifically to a particular Unitholder; and provided further that the indemnification obligations of each Member in such Approved Sale shall be limited to the aggregate proceeds received by such Member in such Approved Sale (and the provisions of this Section 9.4(b) requiring several liability shall be deemed complied with if such requirement is addressed through a contribution or similar agreement, even if the purchase and sale agreement or merger agreement related to the Approved Sale provides for joint and several liability). Each Unitholder shall pay its pro rata share (as if such expenses reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) of the expenses incurred by the Unitholders pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Unitholders (as determined by the Board). Expenses incurred by any Unitholder on its own behalf (as determined by the Board and including the fees and disbursements of counsel, advisors and other Persons retained by such holder in connection with the Approved Sale) will not be considered costs incurred for the benefit of all Unitholders and, to the extent not paid by Holdings LLC, will be the responsibility of such Unitholder.
               (c) Purchaser Representative. If the Company and/or Holdings LLC enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the other Unitholders shall, at the request of the Company and/or Holdings LLC, as the case may be, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by Holdings LLC and reasonably acceptable to the Majority Summit Investors and the Majority KRG Investors. If any Unitholder so appoints a purchaser representative, Holdings LLC shall pay the fees of such purchaser representative. However, if any Unitholder declines to appoint the purchaser representative designated by Holdings LLC and reasonably acceptable to the Majority Summit Investors and the Majority KRG Investors, such Unitholder shall appoint another purchaser representative (reasonably acceptable to Holdings LLC, the Majority KRG Investors and the

Majority Summit Investors), and such Unitholder shall be responsible for the fees of the purchaser representative so appointed.
               (d) No Grant of Dissenters Rights or Appraisal Rights. In no manner shall this Section 9.4 be construed to grant to any Member or Unitholder any dissenters rights or appraisal rights or give any Member or Unitholder any right to vote in any transaction structured as a merger or consolidation (it being understood that the Members hereby expressly waive rights under Section 18-210 of the Delaware Act (entitled “Contractual Appraisal Rights”) and, notwithstanding anything to the contrary contained in and as permitted by Section 18-209 (entitled “Merger and consolidation”), grant to the Board (and the Majority Summit Investors and the Majority KRG Investors as provided in the first sentence of Section 9.4(a)), subject to the express provisions hereof (including Section 5.1(e)), full power and authority to approve or consent to a merger or consolidation of Holdings LLC without approval or consent of the Members or the Unitholders).
          9.5 Effect of Assignment.
               (a) Termination of Rights. Any Member who shall Transfer any Units or other interest in Holdings LLC in compliance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges or obligations of a Member with respect to such Units or other interest, except as provided in Section 9.1.
               (b) Deemed Agreement. Any Person who acquires in any manner whatsoever any Units or other interest in Holdings LLC, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement; shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in Holdings LLC of such Person was subject to or by which such predecessor was bound.
          9.6 Additional Restrictions on Transfer.
               (a) Execution of Counterpart. Except in connection with an Approved Sale, each Transferee of Units or other interests in Holdings LLC shall, as a condition prior to such Transfer, execute and deliver to Holdings LLC a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement.
               (b) Notice. In connection with the Transfer of any Units, the holder of such Units will deliver written notice to Holdings LLC describing in reasonable detail the Transfer or proposed Transfer.
               (c) Legal Opinion. No Transfer of Units or any other interest in Holdings LLC may be made unless in the opinion of counsel retained by the Transferor, satisfactory in form and substance to the Board (which opinion may be waived by the Board), such Transfer would not violate (or require any registration under) the Securities Act, or cause Holdings LLC to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to Holdings LLC by the Transferor prior to the date of the Transfer.
               (d) No Avoidance of Provisions. No Unitholder shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Unitholder (including, without limitation, the capital stock of a Blocker Corp) or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Unitholder, in any such case in a manner which would fail to comply with this Article IX if such Unitholder had Transferred Units directly, unless such Unitholder first complies with the terms of this Agreement.

               (e) Code Section 7704 Safe Harbor. In order to permit Holdings LLC to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by Holdings LLC or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause Holdings LLC to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).
          9.7 Legend. In the event that Certificated Units are issued, such Certificated Units will bear the following legend:
“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ______, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF JULY 6, 2011 AS AMENDED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS, CERTAIN VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF SUCH CONDITIONS, REPURCHASE OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
If a Member holding Certificated Units delivers to Holdings LLC an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of such Units will require registration under the Securities Act, Holdings LLC will promptly upon such contemplated Transfer deliver new Certificated Units which do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.7.
          9.8 Transfer Fees and Expenses. Except as provided in Sections 9.2, 9.3 and 9.4, the Transferor and Transferee of any Units or other interest in Holdings LLC shall be jointly and severally obligated to reimburse Holdings LLC for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.
          9.9 Void Transfers. Any Transfer by any Member or Unitholder of any Units or other interest in Holdings LLC in contravention of this Agreement (including, without limitation, the failure of the Transferee to execute a counterpart to this Agreement) or which would cause Holdings LLC to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by Holdings LLC or any other party. No purported assignee of a void transfer shall have any right to any Profits, Losses or Distributions of Holdings LLC.
          9.10 Change in Business Form.
               (a) Approval. Holdings LLC shall, at the request of the underwriters in the case of a Public Offering or the Board in the case of any other conversion, effect a conversion to corporate form and, in connection therewith, the Unitholders (and each Person that retains voting control of any Units Transferred in accordance with Section 9.1) shall, at the request and under the direction of the Board, take all actions necessary to effect such conversion (including, without limitation, whether by conversion to a subchapter C corporation, merger or consolidation into any entity, recapitalization or otherwise) (a “Corporate Conversion”). If the Corporate Conversion is other than in connection with a Public Offering, the securities the Unitholders will receive from the resulting corporation shall have substantially the same rights, entitlements and preferences associated with the Units held by such Persons immediately before such conversion. For the avoidance of doubt, nothing in this Agreement, including Sections 5.1(e) and (f), shall alter or limit the rights and obligations of the Board, Holdings LLC and the Members to effectuate a Corporate Conversion consistent with the terms and provisions of this Section 9.10.
               (b) Mechanics.
               (i) In connection with the Corporate Conversion, each Unit (or, in the case of any Units held directly or indirectly by the Blocker Corps, the capital stock and outstanding indebtedness of the Blocker Corps) shall (effective upon and subject to the consummation of such Corporate Conversion) convert into shares of common stock of the corporate successor, and the shares of such common stock shall be allocated among the Unitholders in exchange for their respective Units such that each Unitholder shall receive a number of shares of common stock of the corporate successor equal to the quotient of (i) the amount such Unitholder would have received in respect of such Unitholder’s Units in a liquidation or dissolution at the time of the Public Offering in accordance with Section 12.2 below, divided by (ii) the price per share at which the common stock is being offered to the public in the Public Offering, in each case net of underwriting discounts and commissions (provided that the number of shares of common stock of the corporate successor into which the capital stock and outstanding indebtedness of the Blocker Corps shall be converted shall be the number determined above for the Units held directly or indirectly by the Blocker Corps), except as required by the last sentence of Section 9.10(a). Each Unitholder (which, for purposes of this Section 9.10(b), shall be deemed to include each Person that retains voting control of any Units or Equity Securities Transferred to a Permitted Transferee) hereby consents to such Corporate Conversion and agrees that he or it will, in connection with such Corporate Conversion, consent to, participate in and raise no objections against the Corporate Conversion. In connection with such Corporate Conversion, each Unitholder hereby agrees to enter into a securityholders agreement with the corporate successor and each other Unitholder on terms approved by the Board and the Majority Summit Investors which contains restrictions on the Transfer of such capital stock and other provisions (including, without limitation, with respect to the governance and control of such corporate successor) in form and substance substantially similar to the provisions and restrictions set forth herein as determined by the Board and the Majority Summit Investors (including, without limitation, in Article IX, except Sections 9.6 and 9.7, shall terminate upon the consummation of a Public Offering). Holdings LLC or its successor shall pay any fees incurred by any Unitholder pursuant to the HSR Act in connection with any such Corporate Conversion or otherwise. It is the intent of the Members that the conversion of Holdings LLC into corporate form and the conversion or reorganization of any of Holdings LLC’s Subsidiaries, or its or their operating divisions, whether currently existing or existing in the future, into corporate form are part of the Unitholders’ investment decision with respect to the acquisition of their Units.
               (ii) Without limiting the generality of the foregoing or any other provision of this Agreement, it is understood and agreed that Holdings LLC shall use its reasonable best efforts to structure such transaction such that the Blocker Corps shall be combined with the corporate successor in a tax-free transaction prior to the consummation of the Public Offering, and the following structures for any such Corporate Conversion shall be utilized by Holdings LLC and the Company and approved by the Board and each Unitholder if so requested by the Majority Summit Investors: (i) the corporate successor shall be formed, (ii) in exchange for shares of the common stock of the corporate successor (the allocation of which among the Unitholders shall be in accordance with

Section 9.10(b)(i) above), the following property shall be contributed to the corporate successor: (A) all outstanding Units and other Equity Securities of Holdings LLC (other than Units and other Equity Securities held directly or indirectly by the Blocker Corps) and (B) all outstanding capital stock and all outstanding indebtedness of the Blocker Corps and (iii) the corporate successor shall issue shares of common stock in the Public Offering. Furthermore, at the request of the Majority Summit Investors and the Majority KRG Investors, any or all of the Blocker Corps will be permitted to merge with and into the corporate successor (with the corporate successor being the survivor of the merger) in a transaction that Holdings LLC will use reasonable best efforts to qualify as a tax-free reorganization under Section 368(a) of the Code pursuant to which the shareholders of each such Blocker Corp exchange their shares in such Blocker Corp for shares of stock of the corporate successor.
               (iii) The provisions of this Section 9.10(b) specifically addressing Blocker Corps shall apply to a Blocker Corp and its equityholders only if such Blocker Corp has no expenses, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, and whether due or to become due) (or such Blocker Corp and/or its equityholders makes arrangements reasonably satisfactory to the Board to satisfy all expenses, obligations and liabilities) in excess of any cash, cash equivalents and marketable securities being retained by such Blocker Corp, other than (i) outstanding indebtedness that is converted into or exchanged for capital stock of the corporate successor in accordance with this Section 9.10(b), (ii) tax liabilities (net of any tax refunds or tax distributions to which such Blocker Corp is entitled), (iii) ordinary course corporate maintenance expenses which are not yet due and payable and (iv) ordinary course obligations pursuant to this Agreement and the other agreements related to the Blocker Corp’s direct or indirect ownership of the Company to which the Blocker Corp or any subsidiary thereof is a party (but not liabilities for any breaches thereof). The Board may require representations, warranties and indemnities in connection with any Corporate Conversion from the equityholders of any Blocker Corp in favor of the successor thereto or successor owners thereof to support the foregoing. In the event the provisions of this Section 9.10(b) do not apply to a Blocker Corp and its equityholders because of the foregoing limitations, the provisions of this Section 9.10 shall apply to the Blocker Corp as if it were any other Member or Unitholder.
          9.11 Repurchase Option; Forfeiture or Repurchase of Management Equity.
               (a) The Management Equity held by the Management Investors or one or more of their Transferees (other than Holdings LLC and the Investors) will be subject to repurchase by Holdings LLC and the Investors under the circumstances and pursuant to the terms and conditions set forth in this Section 9.11 (the “Repurchase Option”).
               (b) In the event of a Separation resulting from or by way of:
               (i) a termination for Cause (as defined and provided in any employment agreement, severance agreement, the Equity Incentive Plan or similar agreement, as applicable), the purchase price for each Common Unit (whether held by a Management Investor or one or more of his or her Transferees, other than Holdings LLC and the Investors) will be the lesser of (A) the unreturned capital paid for such Common Unit and (B) the Fair Market Value of such Common Unit as of the Separation;
               (ii) a voluntary resignation without Good Reason (as defined and provided in any employment agreement, severance agreement or similar agreement, but excluding the Equity Incentive Plan and any related agreement), the purchase price for each Common Unit (whether held by a Management Investor or one or more of his or her Transferees other than Holdings LLC and the Investors) will be the Fair Market Value of such Common Unit as of the Separation; or

               (iii) death or disability, a termination without Cause or a resignation with Good Reason (as defined and provided in any employment agreement, severance agreement or similar agreement, but excluding the Equity Incentive Plan and any related agreement), the Management Equity (whether held by a Management Investor or one or more of his or her Transferees or any other Person) will not be subject to repurchase by Holdings LLC or the Investors pursuant to this Section 9.11.
               (c) In the event of any of the following termination events (each a “Termination”) resulting from or by way of:
               (i) Haverford Grounds (as defined herein) by a Haverford Investor, the purchase price for each Common Unit (whether held by a Haverford Investor or one or more of his or her Transferees, other than Holdings LLC and the Investors) will be the lesser of (A) the unreturned capital paid for such Common Unit and (B) the Fair Market Value of such Common Unit as of the Termination;
               (ii) a termination of the Consulting Agreement by Holdings LLC or the Company for Cause (as defined in the Consulting Agreement), a termination of the Consulting Agreement by Holdings LLC or the Company without Cause (as defined in the Consulting Agreement)or a termination of the Consulting Agreement by Haverford without a Haverford Good Reason (as defined herein), the purchase price for each Common Unit (whether held by a Haverford Investor or one or more of his or her Transferees other than Holdings LLC and the Investors) will be the Fair Market Value of such Common Unit as of the Termination; provided, however, a termination of the Consulting Agreement by Holdings LLC or the Company without Cause (as defined in the Consulting Agreement) shall result in such repurchase right applying to only 66 2/3% of the Common Units held by the Haverford Investors or one or more of their Transferees other than Holdings LLC and the Investors;
               (iii) the death or disability of a Haverford Investor, the Management Equity (whether held by a Haverford Investor or one or more of his or her Transferees or any other Person) will not be subject to repurchase by Holdings LLC or the Investors pursuant to this Section 9.11; or
               (iv) a termination of the Consulting Agreement by Haverford with Haverford Good Reason, the Management Equity (whether held by a Haverford Investor or one or more of his or her Transferees or any other Person) will not be subject to repurchase by Holdings LLC or the Investors pursuant to this Section 9.11.
               (d) In the event of a Separation described in Sections 9(b)(i) or 9(b)(ii) above, or a Termination described in Sections 9(c)(i) or 9(c)(ii) above, Holdings LLC (with the approval of the Board) may elect to purchase all or any portion of the Management Equity eligible for purchase pursuant to this Section 9 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation or Termination. The Repurchase Notice will set forth the number of Common Units subject to the Repurchase Option (if less than all) to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction. The number of Common Units held by the Management Investor to be repurchased by Holdings LLC shall first be satisfied to the extent possible from the Common Units held by the Management Investor at the time of delivery of the Repurchase Notice. If the number of Common Units then held by the Management Investors is less than the total number of Common Units that Holdings LLC has elected to purchase, Holdings LLC shall purchase the remaining Common Units elected to be purchased from the other holder(s) of such Common Units under this Agreement (i.e., the Management Investors transferees), pro rata according to the number of Common Units held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Common Unit).

               (e) If for any reason Holdings LLC does not elect to purchase all of the Management Equity pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Common Units_that Holdings LLC has not elected to purchase (the “Available Securities”). As soon as practicable after Holdings LLC has determined that there will be Available Securities, but in any event within five months after the Separation or Termination, Holdings LLC shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to Holdings LLC within six months and 10 days after the Separation or Termination. If the Investors elect to purchase an aggregate number greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of Common Units owned by each Investor. As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, Holdings LLC shall notify each holder of Management Equity as to the number of Common Units being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”). At the time Holdings LLC delivers the Supplemental Repurchase Notice to the holder(s) of Management Equity, Holdings LLC shall also deliver written notice to each Investor setting forth the number of Common Units such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.
               (f) The closing of the purchase of the Management Equity pursuant to the Repurchase Option shall take place on the date designated by Holdings LLC in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the later of either such notice to be delivered. Holdings LLC and the Investors will pay for the Management Equity to be purchased pursuant to the Repurchase Option by a check or wire transfer of funds. Notwithstanding anything to the contrary herein, Holdings LLC shall not be obligated to make any payment pursuant to Section 9.11 if such payment would constitute a violation of applicable law or any covenant in any loan document or similar or other agreement with banks, insurance companies, investors or other third parties by which Holdings LLC is bound. Holdings LLC shall use reasonable efforts to cause any such covenants to be waived or modified to the extent necessary to permit such repurchase to be made hereunder; provided that Holdings LLC shall not be obligated hereunder to make any payments to third parties in order to obtain such waivers or modifications. Unless Holdings LLC obtains such waiver or modification: (i) Holdings LLC shall pay in cash the maximum amount of such portion of the applicable payment as it is then able to pay pursuant to the terms hereof, that would not be so restricted, excepted or prohibited and (ii) the remainder of such amounts shall be subject to a junior subordinated promissory note in the aggregate principal amount of the unpaid balance, which shall be due and payable to the seller(s) at such time as such covenants are no longer in effect. Holdings LLC and the Investors will be entitled to receive customary representations and warranties from the sellers regarding authority, title and ownership of the Management Equity to be acquired in such sale.
               (g) The Board shall deliver to Management Investor written notice of the Fair Market Value concurrent with the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, delivery of the Supplemental Repurchase Notice), which notice shall provide reasonable support for such determination. If the Management Investor disagrees with such determination, the Management Investor shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice). Upon receipt of the Management Investor’s written notice of objection, the Board and the Management Investor will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 20 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 20 days after the delivery of the Supplemental Repurchase Notice), fair market value shall be determined by an appraiser jointly selected by the Board and the Management Investor, which appraiser shall submit to the Board and the Management Investor a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 30 days after delivery of the Repurchase Notice or within seven days after deliver of the Supplemental Repurchase Notice, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public companies, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms. The expenses of such appraiser shall be borne equally the Management Investor and Holdings LLC unless the appraiser’s valuation is more than (i) 20% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by Holdings LLC and (ii) 20% less than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Management Investor. The determination of fair market value pursuant to this section shall be final and binding upon all parties.
               (h) Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Management Equity subject to the Repurchase Option is finally determined to be an amount at least 20% greater than or lesser than the per Common Unit repurchase price of such Common Unit of Management Equity in the Repurchase Notice or in the Supplemental Repurchase Notice, each of Holdings LLC and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Management Equity elected to be repurchased by it by delivering notice of such revocation in writing to the holder of the Management Equity during the thirty-day period beginning on the date that Holdings LLC and/or the Investors are given written notice that the Fair Market Value of a Common Unit of Management Equity was finally determined to be an amount at least 20% greater than or lesser than the per Common Unit repurchase price for Management Equity set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.
               (i) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Management Equity may be subject to forfeiture or repurchase as set forth in any applicable Employment Agreement and/or Equity Agreement.
          9.12 Termination of Restrictions. The provisions of this Article IX (other than Sections 9.6 and 9.7) shall terminate upon the consummation of the first to occur of (A) a Public Offering or (B) a Liquidity Event.
ARTICLE X
ADMISSION OF MEMBERS
          10.1 Substituted Members. In connection with the Transfer of Units of a Unitholder permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer, and (b) the date on which the Board approves such Transferee as a Substituted Member, and such admission shall be shown on the books and records of Holdings LLC; provided, however, in connection with the Transfer of Units of a Unitholder to a Permitted Transferee permitted under the terms of this Agreement, the Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the effective date of such Transfer.
          10.2 Additional Members. A Person may be admitted to Holdings LLC as an Additional Member only as contemplated under Section 3.1 and only upon furnishing to Holdings LLC (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 14.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of Holdings LLC.

ARTICLE XI
WITHDRAWAL AND RESIGNATION OF UNITHOLDERS
          11.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign from Holdings LLC prior to the dissolution and winding up of Holdings LLC pursuant to Article XII, without the prior written consent of the Board (which consent may be withheld by the Board in its sole discretion) except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, and (if applicable) the Equity Agreements, subject to the provisions of Section 9.5, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
          12.1 Dissolution. Holdings LLC shall not be dissolved by the admission of Additional Members or Substituted Members. Holdings LLC shall dissolve, and its affairs shall be wound up upon the first of the following to occur:
               (a) Subject to compliance with Section 5.1(e)(i), Board approval of dissolution; or
               (b) the entry of a decree of judicial dissolution of Holdings LLC under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.
          Except as otherwise set forth in this Article XII, Holdings LLC is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of Holdings LLC and Holdings LLC shall continue in existence subject to the terms and conditions of this Agreement.
          12.2 Liquidation and Termination. On the dissolution of Holdings LLC, the Board shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of Holdings LLC and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Holdings LLC expense. Until final distribution, the liquidators shall continue to operate Holdings LLC properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:
               (a) The liquidators shall pay, satisfy or discharge from Holdings LLC funds all of the debts, liabilities and obligations of Holdings LLC (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).
               (b) As promptly as practicable after dissolution, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of Holdings LLC’s remaining assets (the “Liquidation Assets”) pursuant to Article XIII hereof, (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.1(b), and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions.

               (c) As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 12.2(b) above, the liquidators shall promptly distribute Holdings LLC’s Liquidation Assets to the holders of Units pursuant to Section 4.1(b) above. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3; provided that, to the greatest extent possible, any non-cash assets (other than Marketable Securities and other than securities distributed in connection with a Public Offering by Holdings LLC) shall be sold for cash and not distributed in liquidation. After taking into account such allocations, it is anticipated that each Unitholder’s Capital Account will be equal to the amount to be distributed to such Unitholder pursuant to Section 12.2(b). If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to Section 12.2(b),Profits and Losses for the Fiscal Year in which Holdings LLC is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to Section 12.2(b).
The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in Holdings LLC and all Holdings LLC property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to Holdings LLC, it has no claim against any other Unitholder for those funds.
          12.3 Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Board, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder which contains restrictions on the Transfer of such equity securities and other provisions (including, without limitation, with respect to the governance and control of such Subsidiary) in form and substance similar to the provisions and restrictions set forth herein (including, without limitation, in Article V and Article IX).
          12.4 Cancellation of Certificate. On completion of the distribution of Holdings LLC assets as provided herein, Holdings LLC is terminated (and Holdings LLC shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate Holdings LLC. Holdings LLC shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.
          12.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of Holdings LLC and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up.
          12.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Holdings LLC assets).
          12.7 Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of Holdings LLC shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XIII
VALUATION; INFORMATIONAL RIGHTS
          13.1 Valuation of Securities. The “Fair Market Value” of any equity securities of Holdings LLC shall mean the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If the dissolution and liquidation (or deemed dissolution and liquidation) of Holdings LLC occurs in connection with Holdings LLC’s Public Offering, the Fair Market Value of each equity security of Holdings LLC shall equal the price at which such securities are initially offered to the public in connection with such Public Offering. If the dissolution and liquidation (or deemed dissolution and liquidation) of Holdings LLC occurs in connection with a Sale of Holdings LLC, the Fair Market Value of each equity security of Holdings LLC shall equal the value implied by such transaction. If at any time the equity securities of Holdings LLC are not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, and the dissolution and liquidation (or deemed dissolution and liquidation) of Holdings LLC does not occur in connection with a Public Offering of Holdings LLC or a Sale of Holdings LLC, the Fair Market Value of each such security shall be equal to the amount the holder thereof would receive if Holdings LLC (i) sold all of its assets for cash as of the date of valuation as determined by the Board in good faith on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction (without discount for lack of control or contractual restrictions on transfer), (ii) paid all of its liabilities and (iii) liquidated in accordance with this Agreement.
          13.2 Valuation of Other Assets and Securities. The “Fair Market Value” of all other non-cash assets shall mean the fair value for such assets or securities as between a willing buyer and a willing seller in an arm’s-length transaction occurring on the date of valuation as determined by the Board, taking into account all relevant factors determinative of value (and giving effect to any transfer taxes payable or discounts in connection with such sale).
          13.3 Informational Rights. Holdings LLC shall deliver to each holder of Summit Equity or KRG Equity holding at least 10% of the Units held by such Person on the Effective Date:
               (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each Fiscal Year, unaudited consolidating and consolidated statements of income and cash flows of Holdings LLC and its Subsidiaries for such monthly period and for the period from the beginning of the Fiscal Year to the end of such month, and consolidating and consolidated balance sheets of Holdings LLC and its Subsidiaries as of the end of such monthly period, all prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments;
               (b) as soon as available but in any event within 30 days after the end of each quarterly accounting period in each Fiscal Year, unaudited consolidated statements of income and cash flows of Holdings LLC and its Subsidiaries for such quarterly period and for the period from the beginning of the Fiscal Year to the end of such quarter, and consolidated balance sheets of Holdings LLC and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments;
               (c) within 120 days after the end of each Fiscal Year, consolidating and consolidated statements of income and cash flows of Holdings LLC and its Subsidiaries for such Fiscal Year,

and consolidating and consolidated balance sheets of Holdings LLC and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case comparisons to the annual budget and to the preceding Fiscal Year, all prepared in accordance with GAAP and accompanied by (i) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing reasonably acceptable to the Majority Summit Investors and the Majority KRG Investors and (ii) a copy of such accounting firm’s annual management letter to the Board;
               (d) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of Holdings LLC’s and/or its Subsidiaries’ operations or financial affairs given to Holdings LLC by its independent accountants (and not otherwise contained in other materials provided hereunder);
               (e) not later than 90 days following the beginning of each Fiscal Year, an annual budget prepared on a monthly basis for Holdings LLC and its Subsidiaries for such Fiscal Year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by Holdings LLC and any revisions of such annual or other budgets;
               (f) promptly (but in any event within five business days) after:
               (i) the discovery or receipt of notice of any default under any agreement to which Holdings LLC or any of its Subsidiaries is a party that is reasonably likely to have a material adverse effect;
               (ii) any litigation, action, investigation or proceeding is commenced, or to the knowledge of Holdings LLC or any Subsidiary, is threatened to be, or has a reasonable likelihood of being (based on the existence of any material dispute with any Person or otherwise), commenced and that is, or any pending litigation, action, investigation or proceeding that becomes, reasonably likely to have a material adverse effect;
               (iii) any material casualty, damage, destruction, loss or forfeiture (whether or not covered by insurance and whether or not in the ordinary course of business or consistent with past practice) of or to property of Holdings LLC and its Subsidiaries having a material adverse effect;
               (iv) any other transaction, event or circumstance affecting Holdings LLC or any Subsidiary reasonably likely to have a material adverse effect;
in each case a written notice setting forth in reasonable detail the facts and circumstances relating to any of the above-listed items, which notice shall include a copy of any material documentation received or obtained by Holdings LLC or its Subsidiaries in relation thereto;
               (g) promptly upon the receipt by Holdings LLC or the Subsidiaries, and two business days prior to the delivery by Holdings LLC or any of the Subsidiaries, any material correspondence relating to credit facilities and indentures (including any covenant and/or compliance packages required to be delivered pursuant to such credit facilities and indentures); and
               (h) with reasonable promptness, such other information and financial data concerning Holdings LLC and its Subsidiaries as any Person entitled to receive information under this Section 13.3 may reasonably request.

ARTICLE XIV
GENERAL PROVISIONS
          14.1 Power of Attorney. Each Unitholder hereby constitutes and appoints the Board and the liquidators, with full power of substitution, as his or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, Holdings LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which Holdings LLC may conduct business or own property; (b) all instruments necessary to reflect any amendment, change, modification or restatement of this Agreement approved in accordance with the terms of this Agreement; (c) all conveyances and other instruments or documents necessary to reflect the dissolution and liquidation of Holdings LLC pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments necessary to reflect the admission, withdrawal or substitution of any Unitholder pursuant to the provisions of Article X or XI. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his or its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives. The provisions of this Section 14.1 shall not apply to the Summit Investors and the KRG Investors.
          14.2 Amendments. Subject to the right of the Board to amend this Agreement without the consent of any Members as provided herein, this Agreement may be amended, modified, or waived with the written consent of the Majority Summit Investors and the Majority KRG Investors; provided that (i) any modification or amendment that increases the amount of additional Capital Contributions that a Unitholder is required to make shall require such Unitholder’s consent, (ii) any modification or amendment that reduces the required interests for any consent or vote in this Agreement shall be effective only with the written consent or vote of that percentage of Unitholders having the interest theretofore previously required, (iii) any modification or amendment to this Agreement which materially and adversely affects the rights or obligations of a Member in respect of any Units in a manner which is disproportionately adverse to such Member relative to such rights or obligations of other holders in respect of the Units of the same class or type shall be effective only with the written consent of those Persons who hold a majority of the class or type of Units so affected; (iv) any modification or amendment to Section 4.1(a) (Tax Distributions), Section 5.1(c) (Fiduciary Duties), Section 5.1(d) (Affiliate Transactions), Section 6.4 (Indemnification), Section 6.6 (Investment Opportunities and Conflicts of Interest), Section 9.2 (First Refusal Rights), Section 9.3 (Tag Along Rights), Section 9.4 (Approved Sale) or Section 9.10 (Change in Business Form) which materially and adversely affects the rights or obligations of the Summit Investors, the KRG Investors, or the Management Investors, as the case may be, shall be effective only with the written consent of the Majority Summit Investors, the Majority KRG Investors or the Majority Management Investors (to the extent the Summit Investors, the KRG Investors or the Management Investors, as the case may be, are materially and adversely affected thereby); and (v) any modification or amendment which eliminates or adversely modifies in any material respect any right specifically granted to the KRG Investors and the Summit Investors, Section 5.1(e) (Specific Acts Where Consent of Majority Summit Investors and Majority KRG Investors Required), Section 5.2 (Composition of the Board), Section 5.4 (Officers; Delegation of Authority)) and this Section 14.2 shall be effective only with the written consent of the Majority KRG Investors and the Majority Summit Investors. For the avoidance of doubt, nothing in this Agreement, including clause (v) above or otherwise, shall require the approval or consent of any Person, including the holders of Common Units, in order for the Board to amend this Agreement in connection with the issuance of any additional Equity Securities or to otherwise take any of the actions contemplated pursuant to Sections 3.1(a) or 3.1(b) above subsequent to compliance with Section 5.1(e).
          14.3 Title to Holdings LLC Assets. Holdings LLC assets shall be deemed to be owned by Holdings LLC as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such Holdings LLC assets or any portion thereof. Legal title to any or all Holdings LLC assets may be held in the name of Holdings LLC or one or more nominees, as the Board may determine.
          14.4 Remedies. Each Unitholder and Holdings LLC shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
          14.5 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.
          14.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          14.7 Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.
          14.8 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
          14.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          14.10 Addresses and Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Such notices, demands and other communications shall be sent to the address for such recipient set forth in Holdings LLC’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or Holdings LLC shall be deemed given if received by the Chairman of the Board at the principal office of Holdings LLC designated pursuant to Section 2.5.
          14.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of Holdings LLC or any of its Affiliates, and no creditor who makes a loan to Holdings LLC or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by Holdings LLC in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in LLC Profits, Losses, Distributions, capital or property other than as a secured creditor, as the case may be.
          14.12 Waiver. No failure by any party to insist upon the strict performance of, any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
          14.13 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.
          14.14 Offset. Whenever Holdings LLC is to pay any sum to any Unitholder or any Affiliate or related Person thereof, Holdings LLC may offset any such amount by any amounts that such Unitholder or such Affiliate or related Person owes to Holdings LLC or any of its Subsidiaries under any promissory note or other debt instrument issued to Holdings LLC or any of its Subsidiaries.
          14.15 Entire Agreement. This Agreement, those documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including the Original Agreement, the Amended and Restated Agreement, and the Amended and Restated Agreement as amended by the First Amendment.
          14.16 Opt-in to Article 8 of the Uniform Commercial Code. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).
          14.17 Delivery by Facsimile or Electronic Transmission in Portable Document Format. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in pdf, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
          14.18 Waiver of Jury Trial. Each of the parties to this Agreement hereby waives, to the fullest extent permitted by law, any right to trial of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each of the parties to this Agreement hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.
          14.19 Survival. Sections 4.6, 5.6, and 6.4, shall each survive and continue in full force in accordance with their respective terms notwithstanding any termination of this Agreement or the dissolution of Holdings LLC.
          14.20 Acknowledgments. Upon execution and delivery of a counterpart to this Agreement or a joinder to this Agreement, each Member (including each Substituted Member and each Additional Member) shall be deemed to acknowledge as follows: (a) the determination of such Member to acquire Units pursuant to this Agreement or any other agreement has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of Holdings LLC and its Subsidiaries which may have been made or given by any other Member or by any agent or employee of any other Member, (b) no other Member has acted as an agent of such Member in connection with making its investment hereunder and that no other Member shall be acting as an agent of such Member in connection with monitoring its investment hereunder, (c) Holdings LLC has retained Alston & Bird LLP in connection with the transactions contemplated hereby, (d) Alston & Bird LLP is not representing and will not represent any other Member in connection with the transaction contemplated hereby or any dispute which may arise related to this Agreement, (e) such Member will, if it wishes counsel on the transactions contemplated hereby, retain its own independent counsel, and (f) Alston & Bird LLP may represent Holdings LLC or any of its Subsidiaries in connection with any and all matters contemplated hereby.
*  *  *  *  *  *

          IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

MANAGERS: Executive Manager
/s/ James C New
James C New

Summit Managers
/s/ Thomas S. Roberts
Thomas S. Roberts

/s/ Christopher J. Dean
Christopher J. Dean

/s/ Peter J. Connelly
Peter J. Connelly

KRG MANAGERS
/s/ Mark M. King
Mark M. King

/s/ Christopher J. Bock
Christopher J. Bock

/s/ Blair Tikker
Blair Tikker

[Signature Page to Second Amended and Restated LLC Agreement of Aurora Diagnostics Holdings]

MEMBERS: SUMMIT VENTURES VI-A, LP.
By:	Summit Partners VI (GP), L.P.
Its: General Partner

By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

SV VI-B AURORA HOLDINGS, L.P.
By:	Summit Partners VI (GP), L.P.
Its: General Partner

By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

SUMMIT VI ADVISORS FUND, L.P.
By:	Summit Partners VI (GP), L.P.
Its. General Partner

By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

[Signature Page to Second Amended and Restated LLC Agreement of Aurora Diagnostics Holdings]

SUMMIT VI ENTREPRENEURS FUND, L.P.
By:	Summit Partners VI GP), L.P.
Its: General Partner

By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

SUMMIT INVESTORS VI, L.P.
By:	Summit Partners VI (GP), L.P.
Its: General Partner

By:	Summit Partners VI (GP), LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, LP.
By:	Summit Partners PE VII, L.P.
Its. General Partner

By:	Summit Partners PE VII, LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

SPPE VII-B AURORA HOLDINGS, L.P.
By:	Summit Partners PE VII, L.P.
Its. General Partner

By:	Summit Partners PE VII, LLC
Its: General Partner

By:	/s/ Thomas S. Roberts
Thomas S. Roberts
Member

[Signature Page to Second Amended and Restated LLC Agreement of Aurora Diagnostics Holdings]

KRG AURORA BLOCKER, INC.
By:	/s/ Mark M. King
Mark M. King
President

[Signature Page to Second Amended and Restated LLC Agreement of Aurora Diagnostics Holdings]

/s/ James C. New
James C. New

/s/ Christopher Jahnle
Christopher Jahnle

/s/ Kirk A. Rebane
Kirk A. Rebane

/s/ Martin J. Stefanelli
Martin J. Stefanelli

/s/ Fred Ferrara
Fred Ferrara

/s/ Michael Null
Michael Null

/s/ Deanna Shackley
Deanna Shackley

/s/ Michael Grattendick
Michael Grattendick

/s/ Gregory A. Marsh
Gregory A. Marsh

[Signature Page to Second Amended and Restated LLC Agreement of Aurora Diagnostics Holdings]

SCHEDULE A
SCHEDULE OF UNITHOLDERS AND CAPITAL ACCOUNTS AS OF JULY 6, 2011

		Percentage	Capital
Member	Units	Ownership	Account
Summit Investors
Summit Ventures VI-A, L.P.	4,290,810	18.220%	$42,908,100.00
SV VI-B Aurora Holdings, L.P.	1,789,329	7.598%	$17,893,290.00
Summit VI Entrepreneurs Fund, L.P.	137,061	0.582%	$1,370,610.00
Summit VI Advisors Fund, L.P.	89,255	0.379%	$892,545.00
Summit Investors VI, L.P.	48,088	0.204%	$480,879.23
Summit Partners Private Equity Fund VII-A, L.P.	3,939,915	16.730%	$39,399,150.00
SPPE VII-B Aurora Holdings, L.P.	2,366,540	10.049%	$23,665,395.00

KRG Investors
KRG Aurora Blocker, Inc	8,509,793	36.135%	$85,097,925.00

Management Investors
James C. New	1,337,640	5.680%	$13,376,400.00
Martin J. Stefanelli	239,739	1.018%	$2,397,390.00
Fred Ferrara	24,492	0.104%	$244,920.00
Michael Null	30,144	0.128%	$301,440.00

Haverford Investors
Christopher Jahnle	373,503	1.586%	$3,735,030.00
Kirk A. Rebane	373,503	1.586%	$3,735,030.00

SCHEDULE B
PROHIBITED TRANSFEREES
Caris, Ltd. (which owns Caris Diagnostics)
Galen Partners (which owns CBL Path)
TA Associates
Water Street Capital (which owns Lakewood)
Welsh Carson (which owned Ameripath)
Any competitor to Holdings LLC and its Subsidiaries in the business of providing anatomical pathology services or any Affiliate of such competitor

SCHEDULE C
AMOUNTS TO BE TREATED
AS ADVANCES PURSUANT TO SECTION 4.1(a)

Member	Advance Amount
Jim New	$703,633
Marty Stefanelli	$140,817
Fred Ferrara	$145,201
Mike Null	$72,956